Exhibit 10.1
Execution Version
SEQUANS COMMUNICATIONS S.A.
SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is made as of June 22, 2025, by and between Sequans Communications S.A., a société anonyme incorporated in the French Republic (the “Company”), and each purchaser listed on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers” and together with the Company, the “Parties” and each a “Party”).
RECITALS
WHEREAS, each Purchaser desires to subscribe from the Company and the Company desires to issue without preferential subscription rights to specified categories of investors (a) (i) Ordinary Shares (as defined below) represented by ADSs (collectively, the “Shares”) and/or (ii) pre-funded warrants, each such pre-funded warrant to purchase ten (10) Ordinary Shares represented by one (1) ADS (as exercised, collectively the “Warrant Shares”) (the “Pre-Funded Warrants”) whose terms and conditions (the “Terms and Conditions of the Pre-Funded Warrants”) are attached hereto as Exhibit D, and (b) an accompanying common warrant, each such accompanying common warrant to purchase ten (10) Ordinary Shares represented by one (1) ADS or one additional Pre-Funded Warrant at the election of the holder thereof (as exercised, including the Ordinary Shares underlying any such additional Pre-Funded Warrants, collectively the “Common Warrant Shares”) (the “Common Warrants”) whose terms and conditions (the “Terms and Conditions of the Common Warrants”) are attached hereto as Exhibit E, pursuant to the fifteenth resolution (the “Resolution”) of the combined general meeting of the shareholders of the Company to be held on June 30, 2025 (the “General Meeting”). As used herein, “Ordinary Shares” means the ordinary shares, nominal value €0.01 per share, of the Company, “ADS” means an American Depositary Share each representing the number of Ordinary Shares specified pursuant to the Deposit Agreement (as defined below), “Underlying Shares” means the Ordinary Shares underlying the Shares, “Underlying Warrant Shares” means the Ordinary Shares underlying the Warrant Shares and “Underlying Common Warrant Shares” means the Ordinary Shares underlying the Common Warrant Shares; and the Shares, the Pre-Funded Warrants, the Warrant Shares, the Common Warrants, the Common Warrant Shares, the Underlying Shares, the Underlying Warrant Shares and the Underlying Common Warrant Shares are referred to herein as the “Securities”; the “sale” of any Shares, Warrant Shares or Common Warrant Shares or any similar or analogous expressions shall, unless the context otherwise requires, be understood to include the allotment and issue by the Company of the Underlying Shares, the Underlying Warrant Shares or the Underlying Common Warrant Shares, as applicable, to the Depositary (as defined below), or its nominee, and the Company procuring the issue of ADSs representing such Underlying Shares, Underlying Warrant Shares or Underlying Common Warrant Shares by the Depositary or its nominee to the Purchaser; and the “purchase”, or “payment” for, of any Shares, Warrant Shares or Common Warrant Shares or any similar or analogous expressions shall, unless the context otherwise requires, be understood to refer to the subscription for the Underlying Shares, Underlying Warrant Shares or Underlying Common Warrant Shares, as applicable, as well as deposit of the Underlying Shares, Underlying Warrant Shares or Underlying Common Warrant Shares, as applicable, for ADSs representing such Underlying Shares, Underlying Warrant Shares or Underlying Common Warrant Shares, as applicable, and the payment of the subscription
[Signature page to Securities Purchase Agreement]

moneys in respect of such Underlying Shares, Underlying Warrant Shares or Underlying Common Warrant Shares, as applicable;
WHEREAS, the Company will use the net proceeds of the sale of Securities to permit the Company or any of its Subsidiaries that is a Guarantor (as defined in the Debenture Purchase Agreement) to purchase Bitcoin, and for general corporate purposes associated with purchasing Bitcoin;
WHEREAS, the Company has engaged Northland Capital Markets, Yorkville Securities LLC and B. Riley Securities as its placement agents (the “Placement Agents”) for the offering of Securities;
WHEREAS, on the Closing Date (as defined below), the Company and each Purchaser will enter into a registration rights agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), which provides certain rights to each Purchaser relating to the Company and the Securities; and
WHEREAS, substantially concurrently with the execution and delivery of this Agreement, the Company is selling in a private offering notably to persons reasonably believed to be  either (i) “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) institutional “accredited investors” (“IAI”) within the meaning of Rule 501(a) of Regulation D (“Regulation D”) under the Securities Act, in each case pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act (the “Convertible Debt Financing”) Secured Convertible Debentures (the “Debentures”).
NOW THEREFORE, on and subject to the terms hereof, the Parties agree as follows:
ARTICLE I
DEFINED TERMS
The terms defined in this Article I (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Agreement shall have the respective meanings specified in this Article I. The terms defined in this Article I include the plural as well as the singular.
“ADS” shall have the meaning specified in the recitals.
“Affiliates” shall have the meaning specified in Section 3.4.
“Agreement” shall have the meaning specified in the preamble.
“Bitcoin” means the Digital Asset commonly referred to as “Bitcoin” (BTC) in the cryptocurrency marketplace.
“Business Day” shall mean any day other than a Saturday, a Sunday, or any other day on which banks in New York City or Paris are authorized or required by law or other governmental action to be closed.

“Closing” shall have the meaning specified in Section 2.2.
“Closing Date” shall have the meaning specified in Section 2.2.
“Common Warrants” shall have the meaning specified in the recitals.
“Common Warrant Shares” shall have the meaning specified in the recitals.
“Company” shall have the meaning specified in the preamble.
“Company Reports” shall have the meaning specified in Section 4.1.
“Convertible Debt Financing” shall have the meaning specified in the recitals.
“Debentures” shall have the meaning specified in the recitals.
“Debenture Purchase Agreement” shall mean the Secured Convertible Debenture Purchase Agreement, dated June 22, 2025, by and between the Company, the Buyers a party thereto, and Hudson Bay PH XVI Ltd., as collateral agent.
“Deposit Agreement” shall have the meaning specified in Section 5.1.
“Depositary” shall have the meaning specified in Section 5.1.
“Disclosure Document” shall have the meaning specified in Section 9.2
“EY” shall have the meaning specified in Section 4.9.
“Enforceability Exceptions” shall have the meaning specified in Section 3.2.
“Environmental Laws” shall have the meaning specified in Section 4.20.
“Evaluation Date” shall have the meaning specified in Section 4.24.
“Exchange Act” shall have the meaning specified in Section 3.4.
“General Meeting” shall have the meaning specified in the recitals.
“IAI” shall have the meaning specified in the recitals.
“IFRS” shall have the meaning specified in Section 4.10.
“Intellectual Property Rights” shall have the meaning specified in Section 4.21.
“Knowledge” shall have the meaning specified in Section 4.12.
“Material Adverse Effect” shall have the meaning specified in Section 4.2.
“Material Contract” shall have the meaning specified in Section 4.14.

“Material Permits” shall have the meaning specified in Section 4.13.
“OFAC” shall have the meaning specified in Section 4.23.
“Ordinary Shares” shall have the meaning specified in the recitals.
“Party” or “Parties” shall have the meaning specified in the preamble.
“Per Share Issue Price” means $1.40.
“Person” shall have the meaning specified in Section 4.23.
“Pre-Funded Warrants” shall have the meaning specified in the recitals.
“Purchase” shall have the meaning specified in Section 2.2.
“Purchaser” shall have the meaning specified in the preamble.
“QIB” shall have the meaning specified in the recitals.
“Registration Rights Agreement” shall have the meaning specified in the recitals.
“Regulation D” shall have the meaning specified in Section 3.3.
“Resolution” shall have the meaning specified in the recitals.
“Sanctions” shall have the meaning specified in Section 4.23.
“SEC” shall have the meaning specified in Section 3.8.
“Securities” shall have the meaning specified in the recitals.
“Securities Act” shall have the meaning specified in Section 3.3.
“Shares” shall have the meaning specified in the recitals.
“Short Sales” shall have the meaning specified in Section 3.7.
“Subsidiary” shall have the meaning specified in Section 4.2.
“Transaction Documents” shall mean collectively, this Agreement, the Pre-Funded Warrant, the Common Warrant, the Registration Rights Agreement and the other documents and agreements entered into in connection with the transactions contemplated hereby and thereby.
“Underlying Common Warrant Shares” shall have the meaning specified in the recitals.
“Underlying Shares” shall have the meaning specified in the recitals.
“Underlying Warrant Shares” shall have the meaning specified in the recitals.

“Warrant Shares” shall have the meaning specified in the recitals.
ARTICLE II
SUBSCRIPTION AND PURCHASE OF SECURITIES
Section 2.1    Issuance and Purchase of the Securities.
(a)    Subject to the terms set forth in this Agreement, at the Closing (as defined herein), the Company agrees to issue to each Purchaser, and each Purchaser, severally and not jointly, agrees to subscribe for and purchase from the Company on the Closing Date (as defined below) the number of Shares and accompanying Common Warrants set forth on such Purchaser’s signature page hereto at the Per Share Issue Price (as defined below); provided, however, that to the extent that a Purchaser so elects by indicating such election to the Company in writing prior to their issuance, to purchase Pre-Funded Warrants in lieu of Shares in such manner to result in the same aggregate number of Shares (including Warrant Shares and Common Warrant Shares, if any) purchased by such Purchaser. In each case, the election to receive Pre-Funded Warrants is solely at the option of each Purchaser.
(b)    Under the terms of its Resolution, the General Meeting is expected to approve, on June 30, 2025, a delegation of authority to the board of directors of the Company in order to effect one (or several) share capital increase(s) up to a maximum nominal amount of €70,000,000 through the issuance, inter alia, of shares and/or securities giving access to the share capital with subscriptions reserved to specific categories of investors including (i) QIBs or (ii) IAIs (the “Reserved Issuances”).
Section 2.2    Closing; Delivery of Securities.
(a)    The closing (the “Closing”) of the Reserved Issuances of and subscription for the Securities (the “Purchase”) shall occur on a date no later than two (2) Business Days after the date that the conditions to Closing set forth in Section 6.1 and Section 6.2 (other than those conditions that by their nature are to be satisfied at Closing, but without affecting the requirement that such conditions be satisfied or waived at Closing) are satisfied or waived, or at such other time as the Company and each Purchaser mutually agree upon, orally or in writing (the date the Closing occurs, the “Closing Date”), upon the physical or electronic exchange among the Parties and their counsel of all documents and deliverables required under this Agreement.
(b)    At the Closing, each Purchaser, severally and not jointly, shall deliver or cause to be delivered to the Company:
(1)    a duly completed and signed subscription form for the Shares and accompanying Common Warrants and/or for the Pre-Funded Warrants and accompanying Common Warrants in the form attached hereto as Exhibit B in which the Purchaser will provide the accounts (i) from which the Aggregate Purchase Price (as set forth on such Purchaser’s signature page hereto) will be wired to the account of the Company, opened in the books of Société Générale, (ii) if applicable, from which part of the aggregate subscription price will be wired to the account of the Company opened in the books of BNP Paribas, and (iii) the securities account to be credited by the Depositary with the Shares to be issued instead of the Underlying Shares being purchased by such Investor; and

(2)    (x) the amount, to the “augmentation de capital” bank account opened in the books of Société Générale, in the name of the Company, for the Shares, equal to the portion of the Purchaser’s Aggregate Purchase Price applicable to the Shares (as set forth on such Purchaser’s signature page hereto) and, as applicable, (y) the amount to the dedicated bank account opened in the books of BNP Paribas, in the name of the Company, for the Pre-Funded Warrants and the accompanying Common Warrants registered in the name of such Purchaser to purchase up to a number of Warrant Shares and Common Warrant Shares equal to the portion of the Purchaser’s Aggregate Purchase Price applicable to the Pre-Funded Warrants (as set forth on such Purchaser’s signature page) divided by the Per Share Issue Price minus 0.01 Euro, with an exercise price equal to 0.01 Euro per Share, subject to adjustment therein (in each case, in accordance with wire instructions provided by the Company at least three (3) Business Days prior to the Closing);
provided, however, in the event the Closing does not occur within five Business Days of such Purchaser funding its Aggregate Purchase Price to the Company as set forth above, the Company shall promptly (but not later than one Business Day thereafter) return the previously wired amounts to such Purchaser by wire transfer of United States dollars in immediately available funds to the account specified by such Purchaser.
(c)    At the Closing, the Company shall do the following with respect to each Purchaser:
(1)    subject to and upon receipt of the aggregate subscription amount of the Reserved Issuances on the Closing Date and, for the Underlying Shares only, of the issuance of the depositary certificate (certificat du dépositaire des fonds) required by Article L. 225-146 of the French Commercial Code by Société Générale, issue an aggregate amount of Underlying Shares and accompanying Common Warrants and/or Pre-Funded Warrants and accompanying Common Warrants, as applicable, and set forth on such Purchaser’s signature page hereto. All such Underlying Shares and accompanying Common Warrants and/or Pre-Funded Warrants and accompanying Common Warrants shall be evidenced by a book entry on a securities account open in their name in the books of the Company, in accordance with Articles L. 211-3 et seq. of the French Monetary and Financial Code; and
(2)    instruct the Depositary to issue and deliver to such Purchaser a book-entry transfer for the Shares, against deposit of the Underlying Shares, pursuant to the Deposit Agreement. The Company shall pay all stamp taxes and other taxes and duties levied and Depositary fees in connection with the delivery and issuance of the Shares to the Purchaser.
ARTICLE III
REPRESENTATIONS AND
WARRANTIES OF THE PURCHASER
Each Purchaser, for itself and not for any other Purchaser, hereby makes the following representations and warranties (severally and not jointly with any other Purchaser, it being acknowledged and agreed that each reference to “the Purchaser” in this Article III shall be deemed to refer to such Purchaser and not to any other Purchaser), each of which is and shall be true and correct on the date hereof and at the Closing, to the Company and the Placement Agents, and all such representations and warranties shall survive the Closing:

Section 3.1    Power and Authorization. The Purchaser is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute this Agreement, to perform its obligations hereunder, and to consummate the Purchase of the Shares and accompanying Common Warrants and/or Pre-Funded Warrants and accompanying Common Warrants subscribed for by it.
The Purchaser represents that it is either:
(i)    an industrial partner that has a similar, complementary or related business to that of the Company; or
(ii)    an institutional or strategic investor that:
(A)    has, as the case may be, the status of either (i) an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act, (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or (iii) a qualified investor within the meaning of Regulation (EU) 2017/1129 of 14 June 2017 or an equivalent status under the rules applicable in its country of incorporation; and
(B)    has a significant track record of regularly investing in companies with high growth potential which includes investments in small/mid cap equities.
Section 3.2    Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (such qualifications in clauses (a) and (b) being the “Enforceability Exceptions”). This Agreement and consummation by the Purchaser of the Purchase of the Shares and accompanying Common Warrants and/or Pre-Funded Warrants and accompanying Common Warrants subscribed for by it will not violate, conflict with or result in a breach of or default under (i) the Purchaser’s organizational documents, (ii) any agreement or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets are bound or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Purchaser, other than, any violation, conflict, breach or default (in the case of clauses (ii) and (iii)), that would not be reasonably expected to impair in any material respect the ability of the Purchaser to perform its obligations under the Transaction Documents or to consummate any transactions contemplated hereby or thereby.
Section 3.3    Accredited Investor/Qualified Institutional Buyer. The Purchaser is a QIB under the Securities Act or an IAI within the meaning of Rule 501(a) of Regulation D under the Securities Act. The information the Purchaser has provided in writing to the Company as set forth on the Purchaser’s signature page hereto is true, correct and complete, as of the date hereof and as of the Closing Date, in all material respects.
Section 3.4    5% Shareholder Status. If the Purchaser and its affiliates (as that term is defined in Rule 501(b) of Regulation D under the Securities Act, “Affiliates”) will beneficially own after the Closing Date more than 5% of the Company’s Shares outstanding, the Purchaser understands that it will have disclosure obligations pursuant to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as a result of such holdings.
Section 3.5    Restricted Securities. The Purchaser (a) acknowledges (i) that the issuance of the Securities pursuant to this Agreement has not been registered under the Securities Act or any state securities laws, (ii) the Securities are being offered and sold in reliance upon exemptions from registration provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state securities laws or unless an exemption from such registration and qualification is available and (iii) the Securities will be “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act and (b) is purchasing the Securities for investment purposes only for the account of the Purchaser and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Securities in a manner that would violate the registration requirements of the Securities Act. The Purchaser is able to bear the economic risk of holding the Securities for an indefinite period and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment in the Securities.
Section 3.6    Legends. The Purchaser understands and agrees that any certificate or book-entry representing the Securities or a securities entitlement thereto shall bear the restrictive legend set forth in Section 7.2 below.
Section 3.7    No Transactions. The Purchaser has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) from the time the Company, the Placement Agent or any other Person first informed the Purchaser of the transactions contemplated hereby (including the identity of the Company) through the time the Purchaser executed and delivered this Agreement. The Purchaser covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are first publicly disclosed as required by, and subject to the Company’s compliance with its obligations under, Section 9.2 hereof. Notwithstanding the foregoing, if the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable Ordinary Shares and/or ADSs).
Section 3.8    Adequate Information; No Reliance. The Purchaser acknowledges and agrees that (a) the Purchaser has been furnished with all materials it considers relevant to making an investment decision to enter into the Purchase, including the supplemental risk factors set forth on Exhibit C, and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act and all information incorporated into such filings and submissions, (b) the Purchaser has sufficient knowledge and expertise to make an investment decision with respect to the transactions contemplated hereby, (c) the Purchaser has had a full opportunity to speak directly with directors, officers and Affiliates of the Company and to ask questions of the Company and such directors, officers and Affiliates of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects and its future plans and strategy, and the terms and conditions of the Purchase, and to obtain such additional information as it deems necessary to verify the accuracy of the information furnished to it and has asked such questions, received such answers and obtained such information as it deems necessary, (d) the Purchaser has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Purchase and to make an informed investment decision with respect to the Purchase and (e) the Purchaser is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its Affiliates or representatives, except for (i) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act and (ii) the representations and warranties made by the Company in this Agreement.
Section 3.9    Purchaser’s Reporting Requirement. The Company has made no representations to the Purchaser regarding the Purchaser’s reporting requirements with the SEC related to the Purchaser’s present or future ownership in the Company, and the Purchaser acknowledges and agrees that it is the responsibility of the Purchaser to ensure that the Purchaser complies with any disclosure and reporting requirements of the SEC applicable to the Purchaser as a result of the Purchase.
Section 3.10    No General Solicitation or Advertising. The offer to enter into the Purchase was directly communicated to the Purchaser and the Purchaser was able to ask questions and receive answers concerning the terms of this transaction. At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.
Section 3.11    Disqualification. The Purchaser represents that neither the Purchaser, nor any person or entity with whom Purchaser shares beneficial ownership of Company securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act; provided that the facts and circumstances of any

Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act have been disclosed to the Company.
Section 3.12    OFAC. The operations of the Purchaser have been conducted in material compliance with the rules and regulations administered or conducted by OFAC applicable to the Purchaser. The Purchase Price for the Securities will not be derived from sources prohibited under programs administered by OFAC. The Purchaser has performed commercially reasonable due diligence to reasonably determine that its beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of Sanctions, or otherwise the subject of Sanctions, except as permitted under Sanctions.
Section 3.13    Investment Funds. Notwithstanding the above, each Purchaser further represents, warrants, acknowledges and agrees that, if such Purchaser is acting on behalf of investment funds or other legal entities managed or advised by it, the representations made under Sections 3.1, 3.2 and 3.3 above shall also apply to each such fund or legal entity and such Purchaser shall further ensure compliance thereof by each such fund or entity in connection with the initial distribution of the Shares, Pre-Funded Warrants and accompanying Common Warrants.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the Company Reports (as defined below) that are available on the SEC’s website through the EDGAR system at least one (1) Business Day prior to the date of this Agreement (unless the context provides otherwise), the Company hereby makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to each Purchaser and the Placement Agents, and all such representations and warranties shall survive the Closing.
Section 4.1    Exchange Act Filings. The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since December 31, 2023 or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension (the “Company Reports”). The Company Reports, when they became effective or were filed with or furnished to the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed or furnished after the date hereof and on or prior to the Closing, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Other than with respect to any non-compliance with continued listing standards applicable to the Company relating to the average market capitalization of the Company that would reasonably expected to be cured as a result of the Purchase (by all Purchasers), the Company represents that, as of the date hereof, no material event or circumstance has occurred which would be required to be publicly disclosed or announced on a Report of Foreign Private Issuer on Form 6-K, either as of the date hereof or solely with the passage of time by the Company but which has not been so publicly announced or disclosed. The Company is not, and has never been, an issuer described in Rule 144(i)(1) under the Securities Act. The Company is a “foreign private issuer” (as defined in Rule 405 under the Securities Act) and a “foreign issuer” (as defined in Rule 902 of Regulation S under the Securities Act). The Company is eligible to use Form F-3 for registration of the Securities with the SEC under the Securities Act. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the Company Reports as of the date hereof.
Section 4.2    Due Incorporation of the Company. The Company has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization and registered with the Trade and Companies Registry of Nanterre under the unique identification number of 450 249 677. The Company is duly qualified to do business and is in good standing (or the foreign equivalent thereof) as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged. Each member of the Board of Directors (Conseil d’administration), the Chairman of the Board of Directors (Président du Conseil d’administration) and the Chief Executive Officer (Directeur Général) have been lawfully appointed or elected and are validly in office in accordance with the law and, perform their respective duties in compliance in all material respects with French law and the Company’s by-laws (statuts) and internal regulations.
Section 4.3    Due Incorporation of the Subsidiaries. Each of the Subsidiaries has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization. Each of the Subsidiaries is duly qualified to do business and is in good standing (or the foreign equivalent thereof) as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged, except where the failure to so qualify or have such power or authority (i) would not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), prospects, results of operations, assets or business of the Company and its Subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under the Transaction Documents or to consummate any transactions contemplated hereby or thereby (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). As used in this Agreement, “Subsidiary” shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC and, unless the context otherwise requires, each reference to “Subsidiary” in this Article IV shall be deemed to refer to direct and indirect Subsidiaries of the Company. The membership interests or share capital (or the foreign equivalent thereof), as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Company Reports, are owned by the Company directly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.
Section 4.4    Due Authorization. Subject to the approval of the Reserved Issuances at the General Meeting, the Company has the full right, power and authority to enter into this Agreement and the Transaction Documents and to perform and discharge its obligations therein; and following such approval at the General Meeting, this Agreement and the Transaction Documents and the performance by the Company of its obligations therein will have been duly authorized, and this Agreement and the Transaction Documents will have been duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. Following shareholder approval of such matters at the General Meeting, the shareholders of the Company will have fully and irrevocably waived their preferential subscription rights in favor of : (i) any industrial partner that has a similar, complementary or related business to that of the Company (ii) institutional or strategic investors (a) that have, as the case may be, the status of Qualified Institutional Buyers or Institutional Accredited Investors within the meaning of U.S. law, of qualified investors within the meaning of Regulation (EU) 2017/1129 of 14 June 2017 or an equivalent status under the rules applicable in its country of incorporation; and (b) that invest in companies with high growth potential which includes investments in small/mid cap equities; (iii) any institution that acts as a depository in connection with any offering by the Company of American Depositary Shares registered with the SEC; or (iv) any investment services providers likely to guarantee the completion of an issue intended to be placed with the persons referred to in (i) to (ii) above or within the framework of the implementation of an equity or bond line and, within this framework, to subscribe to the securities so issued. The issuance and sale of the Securities as contemplated hereby and by the Pre-Funded Warrants and the Common Warrants will not be subject to, and will not violate, any preferential subscription rights (other than those that have been fully and irrevocably waived). Except as set forth in the Company Reports, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities at Closing that have not been fully and irrevocably waived.
Section 4.5    The Shares, Pre-Funded Warrants and Common Warrants. Subject to the approval of the Reserved Issuances at the General Meeting, the Reserved Issuances and the Securities to be issued by the Company upon subscription to the Shares and accompanying Common Warrants and/or the Pre-Funded Warrants and accompanying Common Warrants, as applicable, pursuant to Section 2.1(a), will have been duly authorized for issuance pursuant to Resolution passed at the General Meeting and article L. 225-138 of the French commercial code, and the appropriate decisions of the Board of Directors or of the Chief Executive Officer in relation thereto. Upon subscription by the Purchaser for the Ordinary Shares issuable in connection with the issuance of the Shares pursuant to Section 2.1(a), the Company will cause such Underlying Shares to be deposited with the Depositary for the issuance of ADSs. When issued in accordance with the terms of this Agreement, the Securities issued in connection with the Reserved Issuances pursuant to Section 2.1(a), will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights, and the Purchaser will be entitled to the rights specified in the Deposit Agreement; the issuance of the Shares, the Pre-Funded Warrants and the accompanying Common

Warrants pursuant to Section 2.1(a) will be free of any restriction upon the voting or transfer thereof pursuant to the laws of the French Republic or the Company’s statuts or any agreement or other instrument to which the Company is a party. Each Share, Warrant Share and Common Warrant Share will be issued in compliance with all U.S. federal and state securities laws and the securities laws of any other applicable jurisdiction. Upon exercise of the Pre-Funded Warrants and payment of the exercise price by the Purchaser for the Underlying Warrant Shares issuable in connection with the issuance of the Warrant Shares relating to the Pre-Funded Warrants pursuant to Section 2.1(a), such Underlying Warrant Shares shall be deposited with the Depositary for the issuance of ADSs. When issued in accordance with the terms of this Agreement, the Underlying Warrant Shares and the ADSs issued in connection with the issuance of the Warrant Shares relating to the Pre-Funded Warrants pursuant to Section 2.1(a), will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights, and the Purchaser will be entitled to the rights specified in the Deposit Agreement; subject to the terms of the Deposit Agreement, the issuance of the Warrant Shares relating to the Pre-Funded Warrants pursuant to Section 2.1(a) will be free of any restriction upon the voting or transfer thereof pursuant to the laws of the French Republic or the Company’s statuts or any agreement or other instrument to which the Company is a party. The Warrant Shares, upon issuance pursuant to the terms of the Pre-Funded Warrants, will be duly and validly issued, fully paid and non-assessable and will be issued free of any preemptive or similar rights, and the holder of the Warrant Shares shall be entitled to all rights accorded to a holder of the Ordinary Shares. Upon exercise of the Common Warrants and payment of the exercise price by the Purchaser for the Underlying Common Warrant Shares issuable in connection with the issuance of the Common Warrant Shares relating to the Common Warrants pursuant to Section 2.1(a), such Underlying Common Warrant Shares shall be deposited with the Depositary for the issuance of ADSs. When issued in accordance with the terms of this Agreement, the Underlying Common Warrant Shares and the ADSs issued in connection with the issuance of the Common Warrant Shares relating to the Common Warrants pursuant to Section 2.1(a), will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights, and the Purchaser will be entitled to the rights specified in the Deposit Agreement; subject to the terms of the Deposit Agreement, the issuance of the Common Warrant Shares relating to the Common Warrants pursuant to Section 2.1(a) will be free of any restriction upon the voting or transfer thereof pursuant to the laws of the French Republic or the Company’s statuts or any agreement or other instrument to which the Company is a party. The Common Warrant Shares, upon issuance pursuant to the terms of the Common Warrants, will be duly and validly issued, fully paid and non-assessable and will be issued free of any preemptive or similar rights, and the holder of the Common Warrant Shares shall be entitled to all rights accorded to a holder of the Ordinary Shares.
Section 4.6    Capitalization; Indebtedness. As of the date hereof, the share capital of the Company consists of 255,175,722 issued Ordinary Shares, fully paid, and with a par value of €0.01 each. All of the outstanding share capital of the Company have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. Except as previously disclosed in the Company’s public filings or pursuant to this Agreement, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, any securities or obligations convertible into, or any contracts or commitments to issue or sell, any share capital, or any such warrants, convertible securities or obligations. Except as disclosed in the Company Reports, the Company has no indebtedness as of the date of this Agreement.

Section 4.7    No Default, Termination or Lien. The execution, delivery and performance of this Agreement and the Transaction Documents by the Company, the issuance and delivery of the Securities by the Company, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms of this Agreement and the Transaction Documents will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement (including, without limitation, the Deposit Agreement) or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such actions result in any violation of the provisions of the organizational documents of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets.
Section 4.8    No Consents. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and the Transaction Documents, except such as may be required by the New York Stock Exchange (“NYSE”) in connection with the listing of the Shares, the Warrant Shares and the Common Warrant Shares.
Section 4.9    Independent Accountants. Ernst & Young Audit (“EY”), who has certified certain financial statements and related schedules included or incorporated by reference in the Company Reports, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the rules and regulations thereunder and the Public Company Accounting Oversight Board (United States). Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, EY has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).
Section 4.10    Financial Statements. The financial statements, together with the related notes and schedules, included in the Company Reports present fairly in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, and have been prepared in conformity with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Company Reports. Such financial statements, together with the related notes and schedules, comply in all material respects with the Securities Act, the Exchange Act and the rules and regulations thereunder. No other financial statements or supporting schedules or exhibits are required by the Exchange Act or the rules and regulations thereunder to be filed with the SEC.
Section 4.11    No Material Adverse Effect. Since December 31, 2024, there has not occurred any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in the condition, financial or otherwise, or in the earnings, assets, business, prospects or operations of the Company and its Subsidiaries, taken as a whole. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made, except for matters required to be disclosed in connection with any non-compliance with continued listing requirements of the NYSE.
Section 4.12    Legal Proceedings. There are no legal or governmental proceedings, actions, suits or claims pending or, to the Company’s Knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, other than proceedings that would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and there are no statutes, regulations, contracts or other documents to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound that are required to be described in the Company Reports or to be filed as exhibits to the Company Reports that are not described therein or filed as required. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any legal or governmental proceedings, actions, suits or claims of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. For purposes of this Agreement, “Knowledge” means the actual knowledge (after due inquiry) of the executive officers (as defined in Exchange Act Rule 3b-7) of the Company or its Subsidiaries, as applicable.
Section 4.13    Regulatory Permits. Each of the Company and its Subsidiaries possesses or has applied for all certificates, authorizations, licenses, franchises, permits, orders and approvals issued or granted by the appropriate governmental or regulatory authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations necessary to conduct its business as currently conducted, except (i) where the failure to possess such certificates, authorizations, licenses, franchises, permits, orders and approval, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”) and (ii) as accurately described in all material respects in the Company Reports, and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or material adverse modification of any such Material Permits (except as accurately described in all material respects in the Company Reports), and to the Company’s Knowledge, there are no facts or circumstances that would give rise to the revocation, termination or material adverse modifications of any Material Permits.
Section 4.14    Material Contracts. Except for the Material Contracts, the Company and its Subsidiaries are not party to any agreements, contracts or commitments that are material to the business, financial condition, assets or operations of the Company and its Subsidiaries or that would be required to be filed pursuant to Item 19 and the Instructions as to Exhibits of Form 20-F. Neither the Company nor any of its Subsidiaries is in material default under, or in material violation of, nor has received written notice of termination or default under any Material Contract. For purposes of this Agreement, “Material Contract” means any contract of the Company that was filed as an exhibit to the Company Reports pursuant to Item 19 and the Instructions as to Exhibits of Form 20-F.
Section 4.15    Investment Company Act. Neither the Company nor any of its Subsidiaries is, and after giving effect to the Purchase (by all Purchasers), the consummation of the Convertible Debt Financing and, in each case, the application of the proceeds thereof, neither the Company nor any of its Subsidiaries will become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.
Section 4.16    No Price Stabilization. Neither the Company, its Subsidiaries nor any of the Company’s or its Subsidiaries’ officers, directors or Affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.
Section 4.17    Title to Property. The Company and its Subsidiaries have good and marketable title to all real and personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title except such as are described in the Company Reports or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Company Reports.
Section 4.18    No Labor Disputes. Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no discrimination complaint or unfair labor practice complaint pending or, to the Knowledge of the Company or the Subsidiaries, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board or any other governmental body, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Knowledge of the Company or the Subsidiaries, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Knowledge of the Company or the Subsidiaries, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Knowledge of the Company or the Subsidiaries, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law or collective bargaining agreement relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or retirement benefits, or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries.

Section 4.19    Taxes. The Company (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefore) that have been required to be filed and (ii) is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith and for which adequate reserves have been provided and reflected in the financial statements included in the Company Reports. The Company does not have any tax deficiency that has been or, to the Company’s Knowledge, is reasonably likely to be asserted or threatened against it.
Section 4.20    Compliance with Environmental Laws. Except as disclosed in the Company Reports, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), or, to the Company’s Knowledge, operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
Section 4.21    Intellectual Property Rights. The Company and its Subsidiaries own or possess, or have the right to use, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except as disclosed in the Company’s Form 20-F for the year ended December 31, 2024 or such as would not and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
Section 4.22    Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any director, officer, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any Company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from Company funds, (iii) caused the Company or any of its Subsidiaries to be in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, or any similar laws, including without limitation French law no. 2016-1691 of December 9, 2016 relating to the prevention of corruption, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment from Company funds.
Section 4.23    OFAC and Similar Laws. None of the Company, any of its Subsidiaries or, to the Company’s Knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control

(“OFAC”), the United Nations Security Council, the European Union, the Republic of France, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the issuance of any Shares or the proceeds from the Convertible Debt Financing, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partners or other Person, to knowingly fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
Section 4.24    Disclosure Controls and Procedures. Except as disclosed in the Company Reports, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed annual report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date and except as disclosed in the Company Reports, there have been no material changes in the Company’s internal controls (as such term is defined in the rules of the SEC under the Exchange Act) or, to the Company’s Knowledge, in other factors that could affect the Company’s internal controls.
Section 4.25    Accounting Controls. Except as described in the Company Reports, the Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Company Reports, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
Section 4.26    Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Company Reports, and except as may be otherwise disclosed in such Company Reports, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv) any dividend or distribution of any kind declared, paid or made on the share capital of the Company, (v) any change in the share capital (other than a change in the number of outstanding Ordinary

Shares or ADSs due to grants of stock under the Company’s stock incentive plans existing on the date hereof or the issuance of shares upon the exercise of outstanding options or warrants) or (vi) any issuance of options, warrants, convertible securities or other rights to purchase the share capital (other than grants of stock options under the Company’s stock option plans existing on the date hereof) of the Company.
Section 4.27    Brokers Fees. Other than payment of fees to the Placement Agents, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with any transaction contemplated by this Agreement.
Section 4.28    Listing and Maintenance Requirements. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, as applicable. The ADSs are registered pursuant to Section 12(b) of the Exchange Act and are listed on the NYSE, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or delisting the ADSs from the NYSE, nor, except as disclosed in the Company Reports or any non-compliance with continued listing standards applicable to the Company relating to the average market capitalization of the Company that would reasonably expected to be cured as a result of the Purchase (by all Purchasers), has the Company received any notification that either the SEC or the NYSE is contemplating terminating such registration or listing. Except as disclosed in the Company Reports or any non-compliance with continued listing standards applicable to the Company relating to the average market capitalization of the Company that would reasonably expected to be cured as a result of the Purchase (by all Purchasers), since April 2, 2025, the Company has not received notice from the NYSE that the Company is not in compliance with the listing or maintenance requirements of the NYSE. After giving effect to the consummation of the Purchase (by all Purchasers), the Company expects it will be, and has no reason to believe that it will not in the foreseeable future thereafter continue to be, in compliance with all such listing and maintenance requirements. The Ordinary Shares and ADSs are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.
Section 4.29    Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing provisions thereof that are then in effect.
Section 4.30    New York Stock Exchange Approval Rules. Other than as contemplated in this Agreement, no further approval of the shareholders of the Company under the rules and regulations of the NYSE is required for the Company to issue and deliver the Securities to the Purchaser.
Section 4.31    Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number or bank information; (ii) information that identifies or may reasonably be used to identify an individual; (iii) any information that would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (iv) any information that would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws (as defined below). To the Company’s knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, or Personal Data that would require notification under Privacy Laws.
Section 4.32    Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation HIPAA, the EU General Data Protection Regulation (“GDPR”) (Regulation (EU) No. 2016/679), all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company or its subsidiaries, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”), except where failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”), except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times since inception provided accurate notice of their Privacy Statements then in effect to its customers, employees, third party vendors and representatives. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, none of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.
Section 4.33    Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to each Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the NYSE.

Section 4.34    Other Agreements. Each other securities purchase agreement entered into with each other Purchaser reflects the same Per Share Issue Price and other terms and conditions with respect to the purchase of the Shares that are no more favorable to such other Purchaser thereunder than the terms of this Agreement.
ARTICLE V
OTHER AGREEMENTS
Section 5.1    Depositary. Upon issuance of the Shares, the Warrant Shares and the Common Warrant Shares, the Company will instruct the Depositary to deliver the relevant number of ADSs to the Purchaser against deposit of the Underlying Shares, the Underlying Warrant Shares and the Underlying Common Warrant Shares, pursuant to the Amended and Restated Deposit Agreement dated as of May 14, 2018 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the owners and holders from time to time of the ADSs issued thereunder, and the Purchaser shall cooperate with the Company and the Depositary in connection therewith.
Section 5.2    Supplemental Listing Application. Within two (2) Business Days following the execution of this Agreement, the Company shall file with the NYSE a supplemental listing application reflecting the transactions contemplated hereby.
Section 5.3    Listing of Shares. The Company covenants that all Shares, Warrant Shares and Common Warrant Shares issued pursuant to Section 2.1(a) will be duly approved for listing subject to official notice of issuance on the NYSE and the Company covenants to take all reasonable steps to be in compliance with all listing and maintenance requirements of the NYSE.
Section 5.4    Use of Proceeds. The net proceeds of the Purchase and the Convertible Debt Financing shall be used by the Company for the purchase of Bitcoin and for general corporate purposes associated with purchasing Bitcoin, subject to the security and collateral requirements of the Convertible Debt Financing.
Section 5.5    Reliance by and Exculpation of Placement Agents. Each Purchaser, individually and not jointly, agrees for the express benefit of the Placement Agents, their affiliates and their representatives that:
(a)    Each Placement Agent is acting as placement agent for the Company solely in connection with the sale of the Securities and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for any Purchaser, the Company or any other person or entity in connection with the sale of Securities.
(b)    Each Purchaser hereto agrees for the express benefit of each Placement Agent, its affiliates and its representatives that (i) such Placement Agent, its affiliates and its representatives have not made any representations or warranties with respect to the Company or the offer and sale of the Securities, and such Purchaser will not rely on any statements made by such Placement Agent, orally or in writing, to the contrary, (ii) such Purchaser will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Securities, (iii) such Purchaser will be purchasing Securities based on the results of its own due diligence investigation of the Company and it has made an independent investigation with respect to the Company, the Securities, or the accuracy, completeness, or adequacy of any information supplied to the Purchaser by the Company, (iv) such Purchaser has negotiated the offer and sale of the Securities directly with the Company, and such Placement Agent will not be responsible for the ultimate success of any such investment and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Each Purchaser further represents and warrants to each Placement Agent that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Securities, is permitted under its constitutive documents (including all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 5.5 shall survive any termination of this Agreement.
(c)    Neither the Placement Agents nor any of their respective affiliates or representatives (1) shall be liable for any improper payment made in accordance with the information provided by the Company; (2) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Documents or in connection with any of the transactions contemplated therein, including any offering or marketing materials; or (3) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon them by the Transaction Documents or (y) for anything which any of them may do or refrain from doing in connection with the Transaction Documents, except in each case for such party’s own gross negligence, willful misconduct or bad faith.
(d)    The Company agrees that the Placement Agents, their respective affiliates and their respective representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any Placement Agent or any Purchaser by or on behalf of the Company, and (2) be indemnified by the Company for acting as a Placement Agent in accordance with the indemnification provisions set forth in the applicable Engagement Letter between the Company and the Placement Agents.
Section 5.6    Shareholder Approval. On or prior to June 30, 2025, the Company shall validly hold the General Meeting approving a delegation of authority to the board of directors of the Company in order to effect one (or several) share capital increase(s) up to a maximum nominal amount of €70,000,000 through the Reserved Issuance and such approval shall have been obtained.
ARTICLE VI
CONDITIONS TO CLOSING
Section 6.1    Purchaser’s Conditions Precedent. The obligation of the Purchaser to complete the Purchase is subject to the satisfaction of each of the following conditions precedent:
(a)    each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;
(b)    the Company shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or before the Closing;
(c)    no court or other governmental or regulatory authorities, agencies, commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof;
(d)    the Chief Executive Officer and Chief Financial Officer of the Company shall have delivered to the Purchaser and Placement Agents a certificate, dated as of the Closing Date, certifying to their knowledge, after reasonable inquiry, as to the matters set forth in paragraphs (a) and (b) of this Section 6.1;
(e)    (i) the shareholders of the Company shall have approved at the General Meeting a delegation of authority to the board of directors of the Company in order to effect one (or several) share capital increase(s) up to a maximum nominal amount of €70,000,000 through the issuance, inter alia, of shares and/or securities giving access to the share capital with subscriptions reserved to a specified class of investors including QIBs and IAIs, (ii) the board of directors shall have authorized the principle of the Reserved Issuances and (iii) the board of directors or the Chief Executive Officer shall have decided to proceed with the Reserved Issuances;
(f)    the Shares, the Warrant Shares and the Common Warrant Shares shall be designated for quotation or listed on the NYSE, and, after giving effect to the consummation of the Purchase (by all Purchasers), the Company shall meet the minimum continued listing requirements of the NYSE;
(g)    since the date of this Agreement, no event or series of events shall have occurred that reasonably would be expected to (i) result in a Material Adverse Effect or (ii) impair in any material respect the ability of the Company to comply with any covenant herein, including, without limitation, Section 5.4;
(h)    substantially concurrent with the Closing, the Company shall be consummating the Convertible Debt Financing;
(i)    from the date hereof to the Closing, trading in the Ordinary Shares and the ADSs shall not have been suspended by the SEC or the Company’s principal trading market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities generally whose trades are reported by such service, or on any principal U.S. trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to consummate the Purchase; and
(j)    the Company shall have executed and delivered to the Purchaser each of the other Transaction Documents.
Section 6.2    Company’s Conditions Precedent. The obligation of the Company to complete the issuance of the Shares to the Purchaser contemplated by this Agreement is subject to the satisfaction of each of the following conditions precedent:
(a)    each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;
(b)    the Purchaser shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or before the Closing;
(c)    no court or other governmental or regulatory authorities, agencies, commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof; and
(d)    the Purchaser shall have executed and delivered to the Company each of the other Transaction Documents.
ARTICLE VII
CERTAIN COVENANTS
Section 7.1    Certain Actions. The Company and the Purchaser shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement, applicable law and stock exchange listing standards to consummate the transactions contemplated by this Agreement as soon as practicable.
Section 7.2    Legends. To the extent reasonably necessary under applicable law, any certificate or book-entry Securities issued under this Agreement shall have endorsed, to the extent appropriate, upon its face the following words:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION. ACCORDINGLY, SUCH SECURITIES [AND

THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH SECURITIES] MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144.
Section 7.3    Legend Removal. The Company shall promptly instruct the Depositary to remove the legend contemplated by Section 7.2 (and shall revoke any related stop transfer or similar instructions to its registrar and transfer agent), (i) upon receipt by the Depositary of evidence that the Securities issued pursuant to Section 2.1(a) have been resold pursuant to an effective registration statement under the Securities Act; (ii) upon receipt by the Depositary of evidence that such Securities have been resold pursuant to Rule 144 or another exemption from the registration requirements under the Securities Act, subject to receipt of a suitable opinion from counsel to the Company, or (iii) after one year, upon receipt of a suitable opinion from counsel to the Company, provided the owner of such Securities is not an affiliate of the Company. The Company shall be responsible for all Depositary fees in connection with the removal of legends as contemplated by this Section 7.3.
ARTICLE VIII
TERMINATION

Section 8.1    Termination. The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:
(1)    Upon the mutual written consent of the Company and the Purchasers that agreed to purchase a majority of the Securities prior to the Closing;
(2)    By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;
(3)    By a Purchaser (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by such Purchaser; or
(4)    By either the Company or a Purchaser (with respect to itself only), if the Closing has not occurred on or before July 18, 2025 (the “Outside Date”), unless the Company and such Purchaser mutually agree, whether orally or in writing, to extend the Outside Date; provided, however, that the right to terminate pursuant to this Section 8.1(4) shall only be available to a party if such party is not in material breach of, or has not failed to perform in any material respect, any of its representations, warranties, covenants, or agreements contained in this Agreement, and such breach or failure has not been the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

provided, however, that, in the case of clauses (2) and (3) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.
ARTICLE IX
MISCELLANEOUS
Section 9.1    Fees and Expenses. All expenses incurred by the Parties in connection with the negotiation, execution and delivery of this Agreement will be borne solely and entirely by the Party incurring such expenses.
Section 9.2    Disclosure. The Company shall, prior to 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Agreement (or, if this Agreement is executed and delivered by the parties hereto prior to 8:00 a.m., New York City time, on a business day, prior to 9:00 a.m., New York City time, on the date hereof), issue one or more press releases or furnish or file with the SEC a Report of Foreign Private Issuer on Form 6-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and the material terms of the Convertible Debt Financing, and any other material, nonpublic information that the Company has provided to the Purchasers at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Company’s knowledge, the Purchasers shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or other representatives (including the Placement Agents). For the avoidance of doubt, the Company may possess non-public information regarding the Company at the time of Closing, which is unrelated to the transactions contemplated by the Transaction Documents, that has not been communicated to the Purchasers by the Company, its officers, directors, employees or other representatives (including the Placement Agents). Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of the Purchasers or any of their affiliates, or include the name of the Purchasers or any of their affiliates, without the prior written consent of the Purchasers, (i) in any press release or (ii) in any filing with the SEC or any regulatory agency or trading market, except (A) as required by the federal securities laws, rules or regulations in connection with the Registration Statement or (B) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the NYSE or by any other governmental authority, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under subclauses (A) and (B). At or prior to 9:00 a.m. (New York City time) on the first (1st) Business Day immediately following the Closing, the Company shall publicly disclose the occurrence of the Closing and the consummation of the transactions contemplated by this Agreement and any other transactions (including the Convertible Debt Financing) that may be consummated on such date.
Section 9.3    Notices. Except as may otherwise be provided herein, all notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be conclusively deemed to have been duly given when sent by electronic mail to the address set forth below if sent between 8:00 am and 5:00 pm recipient’s local time on a Business Day, or on the next Business Day if sent by electronic mail other than between 8:00 am and 5:00 pm recipient’s local time.
If to the Company:
Sequans Communications S.A.
15-55 boulevard Charles de Gaulle
Les Portes de la Défense
92700 Colombes
Republic of France
Email: deborah@sequans.com
Attention: Chief Financial Officer
With a copy (which shall not constitute notice) to:

Lowenstein Sandler LLP
1251 Avenue of the Americas, 18th Floor
New York, New York 10020
Attention:	Steven E. Siesser, Esq.
Brooke A. Gillar, Esq.
Email:	ssiesser@lowenstein.com;
bgillar@lowenstein.com
and

ARCHERS (AARPI)
28 rue Dumont d’Urville 75116
Paris, France
Attention:	Véronique Gedeon
Mark Richardson
Email:	mrichardson@archers.fr;
vgedeon@archers.fr
If to a Purchaser: to such address or addresses set forth on its signature page hereto;
Section 9.4    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement or any other Transaction Document are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that such transactions be consummated as originally contemplated to the fullest extent possible.
Section 9.5    Entire Agreement. The Transaction Documents (including the schedules and exhibits hereto and thereto) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
Section 9.6    Assignment; No Third Party Beneficiaries. Except for the Shares, the Pre-Funded Warrants, the Warrant Shares, the Common Warrants and the Common Warrant Shares, which (subject to applicable securities laws) shall at all times be freely transferable, and except as otherwise expressly provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party, in whole or in part (whether pursuant to a merger, by operation of law or otherwise), without the prior written consent of, in the case of an assignment by any Purchaser, the Company or, in the case of an assignment by the Company, each of the Purchasers); provided that, notwithstanding anything to the contrary in the preceding language, any Purchaser can assign, convey or transfer, in whole or in part, this Agreement to its limited partners, members, Affiliates and any investment fund that is controlled by or is under common control with such Purchaser. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 9.7    Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.
Section 9.8    Governing Law; Jurisdiction. This Agreement shall in all respects be construed in accordance with, and governed by, the substantive laws of the State of New York, without reference to its choice of law rules. Any dispute arising out of or in connection with this Agreement shall be submitted to the exclusive jurisdiction of the state and federal courts within the Southern District of New York.
Section 9.9    WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.
Section 9.10    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 9.11    Certain Definitional Provisions. Unless the express context otherwise requires, the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; any references herein to a specific Section, Schedule or Annex shall refer, respectively, to Sections, Schedules or Annexes of this Agreement; wherever the word “include”, “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; and references herein to any gender includes each other gender.
Section 9.12    Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers who at such time hold at least 50.1% in interest of the Shares, the Warrant Shares and the Common Warrant Shares based on the initial subscription amounts hereunder (or, prior to the Closing, the Company and each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers) who continues to hold any of the Shares, the Warrant Shares or the Common Warrant Shares, the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser who continues to hold any of the Shares, the Warrant Shares or the Common Warrant Shares relative to the rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 9.12 shall be binding upon each Purchaser and holder of Shares, Warrant Shares and Common Warrant Shares and the Company.
Section 9.13    Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Documents) shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first above written.

THE COMPANY

SEQUANS COMMUNICATIONS S.A.

By: /s/ Georges Karam
Name: Georges Karam
Title: Chief Executive Officer
[Signature page to Securities Purchase Agreement]

EXHIBIT A
FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT
between
SEQUANS COMMUNICATIONS SA
and
EACH INVESTOR LISTED ON THE SIGNATURE PAGE HERETO
Dated [ ● ], 2025

-i-

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT, dated as of [ • ], 2025 (this “Agreement”), is made between Sequans Communications S.A., a société anonyme incorporated in the French Republic (the “Company”), and the purchasers listed on the signature pages hereto (each, an “Investor”). The Company and the Investor are referred to hereinafter each as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, pursuant to a Securities Purchase Agreement dated as of June 22, 2025 between the Company and the Investors (the “Purchase Agreement”), the Investors subscribed from the Company an aggregate of [ • ] Ordinary Shares represented by [ • ] ADSs (the “Shares”), [ • ] pre-funded warrants (the “Pre-Funded Warrants”) to purchase Ordinary Shares represented by ADSs (the “Warrant Shares”) and [ • ] common warrants (the “Common Warrants”) to purchase Ordinary Shares represented by ADSs or additional Pre-Funded Warrants at the option of the holder thereof (as exercised, including the Ordinary Shares underlying any such additional Pre-Funded Warrants, collectively the “Common Warrant Shares”) (the “Common Equity Offering”);
WHEREAS, the Parties are entering into this Agreement to set forth certain rights of the Investors relating to the registration of the Shares, the Warrant Shares and the Common Warrant Shares;
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:
ARTICLE I
REGISTRATION RIGHTS
Section 1.1    Resale Shelf Registration.
(a)    Within fifteen (15) days following the closing of the Common Equity Offering (the “Filing Date”), the Company shall (i) file with the SEC a Shelf Registration Statement on Form F-3 or Form S-3, as applicable (such Shelf Registration Statement shall be an ASRS to the extent that the Company is then ASR Eligible and, if the Company is not then eligible to register the resale of the Registrable Securities on Form F-3 or Form S-3, as applicable, such registration shall be on another appropriate form), which Registration Statement shall include a “plan of distribution” reasonably acceptable to the Investors, or (ii) prepare an amendment to an existing and effective Registration Statement (the “Transaction Shelf Registration Statement”), in each case, with respect to the registration under the Securities Act of the resale of all of the Registrable Securities, in each case, which shall include a prospectus in such form to permit the Investors to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) beginning on the effective date for such Registration Statement. The Company shall use its commercially reasonable efforts to cause such Transaction Shelf Registration Statement to become effective as promptly as practicable after the filing thereof, but in no event later the Effectiveness Date, and to keep the Transaction Shelf Registration Statement continuously effective subject to the Securities Act and the provisions of Section 1.3. The Company hereby represents that, as of the date hereof, it is eligible to use Form F-3 for primary offerings under General Instruction I.B(1) of Form F-3.
(b)    Notwithstanding anything to the contrary herein, any Registrable Securities sold pursuant thereto shall be in the form of ADSs.
(c)    If the Transaction Shelf Registration Statement filed under Section 1.1(a) or any Registration Statement filed under this Section 1.1(c) ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend such Registration Statement in a manner designed to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the Registrable Securities covered by and not sold under the Transaction Shelf Registration Statement. If such a Registration Statement is filed, the Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective during the Effectiveness Period, and such Registration Statement shall be deemed a Transaction Shelf Registration Statement hereunder.
(d)    If: (i) the Shelf Registration Statement is not filed on or prior to its Filing Date (if the Company files the Shelf Registration Statement without affording the Investors the opportunity to review and comment on the same as required by Section 1.4(a) herein or the Company subsequently withdraws the filing of the Shelf Registration Statement, for reasons other than at the request of the Investors of a majority-in-interest of the Registrable Securities to withdraw the Shelf Registration Statement, the Company shall be deemed to have not satisfied this clause (i) as of the Filing Date), or (ii) a Shelf Registration Statement registering for resale all of the Registrable Securities included in such Shelf Registration Statement is not declared effective by the SEC by the Effectiveness Date of the initial Shelf Registration Statement filed pursuant to this Agreement, or (iii) after the effective date of a Shelf Registration Statement, such Shelf Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Shelf Registration Statement, or the Investors are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, except as permitted by Section 1.3(a) hereof (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (ii), the date on which such Event occurs, and for purpose of clause (iii) the date on which the suspension exceeds the Suspension Period permitted under Section 1.3(a) hereof, being referred to as an “Event Date”), then, in addition to any other rights the Investors may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement. The parties agree that the maximum aggregate liquidated damages payable to an Investor under this Agreement shall be 6.0% of the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 10.0% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Investor, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.
Section 1.2    Expenses. Except as specifically provided herein, all Registration Expenses incurred in connection with the registration or offering and sale of the Registrable Securities shall be borne by the Company and all Selling Expenses shall be borne by the Investors; provided that, notwithstanding anything herein to the contrary, in no event shall the Investors bear or be responsible for any fees or expenses of the Company’s legal counsel in connection with the registration or offering and sale of Registrable Securities.
Section 1.3    Suspensions.
(a)    Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, by providing written notice (a “Notice of Suspension”) to each Investor (provided that in no event shall such notice contain any material, non-public information or subject such Investor to any duty of confidentiality), to require the Investors to suspend the use of the Prospectus for sales of Registrable Securities under an effective Registration Statement for a reasonable period of time not to exceed, combined with any other suspensions under this Agreement, forty five (45) consecutive days or seventy five (75) days in the aggregate in any twelve (12)-month period (a “Suspension Period”), and provided that the Company shall not be entitled to impose more than two (2) Suspension Periods during any twelve (12)-month period, if the Board determines in good faith that such use would (i) require the public disclosure of material non-public information concerning any material transaction or negotiations involving the Company that would interfere with such material transaction or negotiations or (ii) otherwise materially interfere with material financing plans, acquisition activities or business activities of the Company; provided, that if at the time of receipt of such notice by an Investor, such Investor shall have sold all or a portion of the Registrable Securities pursuant to an effective Registration Statement such suspension shall not be deemed to prohibit the settlement of such sale by delivery of Registrable Securities, and if the reason for the Suspension Period is not of a nature that would require a post-effective amendment to the Registration Statement, then the Company shall use its commercially reasonable efforts to take such action as to eliminate any restriction imposed by federal securities Laws by the time such Registrable Securities are scheduled to be delivered. Immediately upon receipt of a Notice of Suspension, the Investors shall discontinue the disposition of Registrable Securities under an effective Registration Statement and Prospectus relating thereto until the Suspension Period is terminated.
(b)    The Company agrees that it will terminate any Suspension Period as promptly as reasonably practicable and will promptly notify in writing each Investor, to the extent it still beneficially owns Registrable Securities, of such termination (provided that in no event shall such notice contain any material, non-public information or subject such Investor to any duty of confidentiality). After the expiration of any Suspension Period in the case of an effective Registration Statement, and without the need for any further request from the Investors, the Company shall, as applicable and as promptly as reasonably practicable, prepare a post-effective amendment or supplement to such Registration Statement, the relevant Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Registration

Statement or the Prospectus, as applicable, will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Section 1.4    Registration Procedures. The Company will use its commercially reasonable efforts to effect the registration and the offer and sale of Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable, and shall, in connection therewith:
(a)    prepare and promptly file with the SEC a Registration Statement (or a prospectus supplement, as applicable) with respect to such securities and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter;
(b)    (i) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, (ii) cause any Prospectus or supplement thereto to be filed pursuant to Rule 424 under the Securities Act when so required and (iii) provide reasonable notice to the Investor to the extent that the Company determines that a post-effective amendment to a Registration Statement would be appropriate (provided that in no event shall such notice contain any material, non-public information);
(c)    (i) furnish to the Investor as far in advance as reasonably practicable (and in any case not less than five (5) Business Days) before filing any Registration Statement contemplated by this Agreement or any Prospectus to be used in connection therewith or any supplement or amendment thereto, only upon request of the Investor, copies (or such requested portions of copies) of reasonably complete drafts of all such documents proposed to be filed (including furnishing or making available exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide the Investor the opportunity to object to any information pertaining to such Investor and its plan of distribution that is contained therein and make the corrections reasonably requested by such Investor with respect to such information prior to filing a Registration Statement or any Prospectus to be used in connection therewith or supplement or amendment thereto, and (ii) furnish to the Investor, without charge, such number of copies of the Registration Statement, each amendment and supplement thereto, the Prospectus included therein (including each preliminary prospectus) and any other prospectuses filed under Rule 424 and each Free Writing Prospectus as such Persons reasonably may request in order to facilitate the sale of the Registrable Securities covered by such Registration Statement;
(d)    use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or “blue sky” Laws of such jurisdictions as the Investor reasonably shall request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;
(e)    enter into customary agreements and take such other actions as are reasonably requested by the Investor in order to expedite or facilitate the disposition of Registrable Securities;
(f)    if the Investor could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with a Registration Statement and any amendment or supplement thereof (an “Investor Underwriter Registration Statement”), then, at the Investor’s request, the Company will furnish to the Investor, on the date of the effectiveness of the Investor Underwriter Registration Statement and thereafter from time to time on such dates as the Investor may reasonably request (provided that such request shall not be more frequently than on an annual basis unless the Investor is offering Registrable Securities pursuant to an Investor Underwriter Registration Statement), (i) a “comfort letter”, dated such date, from the Company’s independent certified public accountants in form and substance as has been customarily given by independent certified public accountants to underwriters in underwritten offerings of securities by the Company, addressed to the Investor, (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of the Investor Underwriter Registration Statement, in form, scope and substance as has been customarily given in underwritten offerings of securities by the Company, including standard “10b-5” negative assurance for such offerings, addressed to the Investor and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the Company addressed to the Investor, as has been customarily given by such officers in underwritten offerings of securities by the Company. Notwithstanding anything to the contrary in this Agreement, the Company will not name the Investor as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement or Investor Underwriter Registration Statement, as applicable, without the Investor’s consent. If the staff of the SEC requires the Company to name the Investor as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and the Investor does not consent thereto, then the Investor’s Registrable Securities shall not be included on the applicable Registration Statement, and the Company shall have no further obligations hereunder with respect to Registrable Securities held by the Investor, unless the Investor has not had an opportunity to conduct customary underwriter’s due diligence with respect to the Company at the time the Investor’s consent is sought;
(g)    promptly notify the Investor: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto, any post-effective amendment to the Registration Statement or any Free Writing Prospectus has been filed with the SEC and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, including copies of any and all transmittal letters and other correspondence with the SEC and all correspondence (including comment letters and a copy of the Company’s draft responses thereto), from the SEC to the Company relating to such Registration Statement or any Prospectus or any amendment or supplement thereto (but not, for the avoidance of doubt, any documents incorporated by reference therein); (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” Laws of any jurisdiction or the initiation of any proceeding for such purpose (provided that in no event shall such notices under clauses (ii) or (iii) contain any material, non-public information unless consented to in advance by the Investor).
(h)    if at any time (i) any event or development shall occur or condition shall exist as a result of which the Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) it is necessary to amend or supplement the Disclosure Package to comply with Law, the Company will promptly notify the Investor and promptly prepare and file with the SEC (to the extent required) and furnish to the Investor such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package, as so amended or supplemented, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, be misleading, or so that the Disclosure Package will comply with Law;
(i)    use its commercially reasonable efforts to make generally available to the Investor, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of a Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;
(j)    use its commercially reasonable efforts to list the Registrable Securities covered by such Registration Statement on the NYSE or, if not the NYSE, the primary trading market or any other national securities exchange on which the Ordinary Shares or Ordinary Shares represented by ADSs are listed;
(k)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;
(l)    immediately notify each Investor, at any time when a Prospectus is required to be delivered under the Securities Act, of the occurrence or happening of any event as a result of which the Prospectus contained in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided that in no event shall such notice contain any material, non-public information), and, as promptly as reasonably practicable prepare and furnish to each such Investor a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
(m)    in connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, and before filing any such Registration

Statement or any other document in connection therewith, give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by the Investor or its legal counsel;
(n)    use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to use its commercially reasonable efforts to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose (provided that in no event shall such notices under this clause (n) contain any material, non-public information unless consented to in advance by the Investor);
(o)    otherwise use its commercially reasonable efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC and reasonably cooperate with the Investor in the disposition of its Registrable Securities in accordance with the method of distribution described in the Prospectus included in any Registration Statement, such cooperation to include the endorsement and transfer of any certificates representing Registrable Securities (or a book-entry transfer to similar effect) transferred in accordance with this Agreement and delivery of any necessary instructions or opinions to the Company’s transfer agent in order to cause the transfer agent to allow Registrable Securities to be sold from time to time as permitted by Law;
(p)    use its commercially reasonable efforts to cooperate with the Investor and its counsels in connection with the preparation and filing of any applications, notices, registrations and responses to requests for additional information with FINRA, the NYSE or any other national securities exchange on which the Registrable Securities are listed;
(q)    pay the applicable filing fees covering the Registrable Securities in compliance with the SEC rules and to file such amendments or subsequent registration statements as may be required to maintain an effective registration statement for the relevant Effectiveness Period;
(r)    use its commercially reasonable efforts to cooperate with the Investor in the disposition of the Registrable Securities covered by such Registration Statement; and
(s)    if a Registration Statement is an ASRS that has been outstanding for at least three (3) years, at or prior to the end of the third (3rd) year, the Company shall refile a new ASRS covering the Registrable Securities which remain outstanding. If at any time when the Company is required to re-evaluate its ASR Eligible status or eligibility to use Form F-3 or Form S-3, as applicable, the Company determines that it is not ASR Eligible or eligible to use Form F-3 or Form S-3, as applicable, the Company shall use its commercially reasonable efforts to refile the Transaction Shelf Registration Statement on Form F-3 or Form S-3, as applicable, and, if such form is not available, Form F-1 or Form S-1 (or other appropriate form) and keep the Transaction Shelf Registration Statement continuously effective subject to Section 1.3.

Section 1.5    Effectiveness Period.. For purposes of this Article I, the period of distribution of Registrable Securities pursuant to a Registration Statement shall be deemed to extend until the sale of all Registrable Securities covered thereby (such period, the “Effectiveness Period”).
Section 1.6    Indemnification.
(a)    Indemnification Rights.
(i)    In the event of any registration or other offer and sale of any securities of the Company under the Securities Act pursuant to this Article I, the Company shall indemnify and hold harmless each Investor and each Person, if any, that controls such Investor within the meaning of Section 15 of the Securities Act (each a “controlling person”), their respective officers, directors, employees, shareholders, members, Representatives and Affiliates, and each controlling person of each Affiliate of any of the foregoing Persons (each, a “Investor Registration Rights Indemnitee”), to the fullest extent lawful, from and against any and all Damages caused by (A) any untrue statement of material fact (or alleged untrue statement of a material fact) contained in any Disclosure Package, any Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus, or in any amendment or supplement thereto, (B) any omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any foreign or state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any foreign or state securities laws; provided that the Company shall not be liable to an Investor Registration Rights Indemnitee to the extent that any such Damages are directly caused by any untrue statement or omission (or alleged untrue statement or omission) made in such Disclosure Package, Registration Statement, Prospectus (including any preliminary Prospectus), Free Writing Prospectus, or any amendment or supplement thereto, in strict reliance upon and strictly in conformity with written information about such Investor furnished to the Company by or on behalf of such Investor expressly for use therein. This indemnity shall be in addition to any liability which the Company may otherwise have. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of any Investor Registration Rights Indemnitee and shall survive the Transfer of securities by each Investor.
(ii)    Each Investor shall, severally and not jointly, indemnify and hold harmless the Company and each of its officers who execute any of the Company’s filings with the SEC pursuant to the Exchange Act or the Securities Act, its directors, officers and employees (each, a “Company Registration Rights Indemnitee”), to the fullest extent lawful, from and against any and all Damages directly caused by (A) any untrue statement of material fact (or alleged untrue statement of a material fact) contained in any Disclosure Package, any Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus or in any amendment or supplement thereto, in each case, to the extent that such untrue statement was made in strict reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Investor expressly for use therein, (B) any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, to the extent that such omission was made in strict reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Investor expressly for use therein or (C) any violation or alleged violation by the Investor of the Securities Act, the Exchange Act, any foreign or state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any foreign or state securities laws; provided, however, that in no event shall the obligations of such Investor hereunder exceed the net proceeds received by it from the sale of its Registrable Securities related to the matter in which Damages are sought. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of a Company Registration Rights Indemnitee and shall survive the Transfer of such securities by such Investor.
(iii)    If the indemnification provided for in Section 1.6(a)(i) or Section 1.6(a)(ii) is unavailable to an Investor Registration Rights Indemnitee or a Company Registration Rights Indemnitee, as applicable, with respect to any Damages referred to therein or is unenforceable or insufficient to hold an Investor Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, harmless as contemplated and to the extent set forth therein, then the Company or the Investor, as applicable, in lieu of indemnifying such Investor Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, shall contribute to the amount paid or payable by such Investor Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, as a result of such Damages in such proportion as is appropriate to reflect the relative fault of such Investor Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, on the one hand, and the Company or the Investor, as applicable, on the other hand, in connection with the statements or omissions which resulted in such Damages as well as any other relevant equitable considerations. The relative fault of the Company or the Investor, as applicable, on the one hand, and of an Investor Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by or on behalf of the Company or the Investor, as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 1.6(a)(iii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 1.6(a)(iii). No Investor Registration Rights Indemnitee or Company Registration Rights Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company or the Investor, as applicable, if the Company or the Investor, as applicable, was not guilty of such fraudulent misrepresentation. Notwithstanding anything herein to the contrary, in no event shall the liability of an Investor in this Section 1.6(a)(iii) be greater in amount than the amount of net proceeds received by it from the sale of such Registrable Securities related to the matter in which indemnification or contribution for Damages are sought.
(b)    Notice of Reg Rights Claim.
(i)    As used in this Agreement, the term “Reg Rights Claim” means a claim for indemnification or contribution by or on behalf of any Company Registration Rights Indemnitee or Investor Registration Rights Indemnitee, as the case may be, for Damages under

Section 1.6(a) (such Person making a Reg Rights Claim, a “Reg Rights Indemnified Person”). The Company (for its own Damages or for the Damages incurred by any other Company Registration Rights Indemnitee) or of an Investor (for its own Damages or for the Damages incurred by any other Investor Registration Rights Indemnitee), as applicable, shall give notice of a Reg Rights Claim under this Agreement pursuant to a written notice of such Reg Rights Claim executed by the Company or the Investor, as applicable (a “Notice of Reg Rights Claim”), and delivered to the Company or the Investor, as applicable (such receiving party, the “Reg Rights Indemnifying Person”), promptly after such Reg Rights Indemnified Person becomes aware of the existence of any potential claim by such Reg Rights Indemnified Person for indemnification arising out of or resulting from any item indemnified pursuant to the terms of Section 1.6(a)(a)(i) or Section 1.6(a)(a)(ii) as applicable; provided that the failure to timely give such notice shall not limit or reduce the Reg Rights Indemnified Person’s right to indemnification hereunder unless (and then only to the extent that) the Reg Rights Indemnifying Person’s defense of such Reg Rights Claim is actually materially and adversely prejudiced thereby.
(ii)    Each Notice of Reg Rights Claim shall: (A) state the aggregate amount (where practicable) that the Reg Rights Indemnified Person has incurred or paid in Damages arising from such Reg Rights Claim (which amount may include the amount of Damages claimed by a third party in an action (a “Third-Party Reg Rights Claim”) brought against such Reg Rights Indemnified Person based on alleged facts, which if true, would give rise to liability for Damages to such Reg Rights Indemnified Person); and (B) contain a brief description, in reasonable detail (to the extent reasonably available to the Reg Rights Indemnified Person) of the facts, circumstances or events giving rise to the alleged Damages based on the Reg Rights Indemnified Person’s good faith belief and knowledge thereof, including the identity and address of any third party claimant (to the extent reasonably available to the Reg Rights Indemnified Person).
(c)    Defense of Third-Party Reg Rights Claims.
(i)    Subject to the provisions hereof, the applicable Reg Rights Indemnifying Person shall have the right (at its own expense) to elect to defend and assume control of the defense of any Third-Party Reg Rights Claim on behalf of a Reg Rights Indemnified Person, utilizing legal counsel reasonably acceptable to such Reg Rights Indemnified Person. In the event such election is made, the Reg Rights Indemnified Person (unless itself controlling the Third-Party Reg Rights Claim in accordance with this Section 1.6(c)) may participate, through counsel of its own choice and, except as provided herein, at its own expense, in the defense of any Third-Party Reg Rights Claim. The reasonable and documented costs and expenses incurred by the Reg Rights Indemnifying Person in connection with such defense (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) shall be paid by the Reg Rights Indemnifying Person.
(ii)    A Reg Rights Indemnifying Person shall not be entitled to assume control of such defense, and the applicable Reg Rights Indemnified Person may assume the control and defense thereof, at the sole expense of the applicable Reg Rights Indemnifying Person, if (A) the Reg Rights Claim relates to, or arises in connection with, any criminal or governmental proceeding, action, indictment, allegation or investigation, (B) the Reg Rights Claim seeks an injunction against the Reg Rights Indemnified Person, to the extent that such defense relates to the claim for such injunction, (C) a conflict of interest between the Reg Rights Indemnifying Person and the Reg Rights Indemnified Person exists with respect to the Reg Rights Claim or the Reg Rights Indemnifying Person and the Reg Rights Indemnified Person have one or more conflicting defenses, in the reasonable view of counsel to the Reg Rights Indemnified Person, or (D) the Reg Rights Indemnifying Person has elected to have the Reg Rights Indemnified Person defend, or assume the control and defense of, a Third-Party Reg Rights Claim in accordance with this Section 1.6(c); provided that in no event shall the Reg Rights Indemnifying Person be liable for the fees and expenses of more than one separate counsel (and one local counsel) for all similarly-situated Reg Rights Indemnified Persons, which counsel shall be selected by the Investors (in the case of the Investor Registration Rights Indemnitees) or by the Company (in the case of the Company Registration Rights Indemnitees).
(iii)    Any party controlling the defense of any Third-Party Reg Rights Claim pursuant hereto shall: (A) conduct the defense of such Third-Party Reg Rights Claim with reasonable diligence and keep the other parties reasonably informed of material developments in the Third-Party Reg Rights Claim at all stages thereof, (B) as promptly as reasonably practicable, submit to the other parties copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received or filed in connection therewith, (C) permit the other parties and their counsel to confer on the conduct of the defense thereof, and (D) permit the other parties and their counsel an opportunity to review all legal papers to be submitted prior to their submission. The parties not controlling the defense will render to the party controlling the defense such assistance as may be reasonably required in order to insure the proper and adequate defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the party controlling the defense in connection therewith. The Reg Rights Indemnifying Person shall reimburse the parties not controlling the defense for any reasonable and documented costs and expenses incurred in connection with providing such assistance. Notwithstanding anything to the contrary in this Agreement, no Party shall be required to disclose any information to the other Party or its Representatives, if doing so would be reasonably expected to violate any Law to which such Party is subject or could jeopardize (in the reasonable discretion of the disclosing Party) any attorney-client privilege available with respect to such information.
(iv)    If the Reg Rights Indemnifying Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 1.6(c), the Reg Rights Indemnifying Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim on the Reg Rights Indemnified Person’s behalf and without the consent of the Reg Rights Indemnified Person; provided that (A) such settlement shall not involve any injunctive relief binding upon the Reg Rights Indemnified Person or any of its Affiliates, (B) such settlement expressly and unconditionally releases the Reg Rights Indemnified Person and the other applicable Reg Rights Indemnified Persons (that is, each of the Company Registration Rights Indemnitees, if the Reg Rights Indemnified Person is a Company Registration Rights Indemnitee, and each of the Investor Registration Rights Indemnitees, if the Reg Rights Indemnified Person is an Investor Registration Rights Indemnitee) from any and all liabilities with respect to such Third-Party Reg Rights Claim, with prejudice; (C) such settlement shall not include any admission as to fault, culpability or failure to act on the part of the Reg Rights Indemnified Person and (D) the Reg Rights Indemnifying Person unconditionally acknowledges in writing to the Reg Rights Indemnified Person its obligation to pay (and pays) all Damages of the Reg Rights Indemnified Person with respect to such Third-Party Reg Rights Claim. In all other events, the consent of the Reg Rights Indemnified Person shall be required to effect such a settlement. If the Reg Rights Indemnified Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 1.6(c), the Reg Rights Indemnified Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim only with the consent of the Reg Rights Indemnifying Person (which consent shall not be unreasonably withheld, conditioned or delayed). No settlement by the Reg Rights Indemnified Person of such Third-Party Reg Rights Claim effected in accordance with this Section 1.6(c) shall limit or reduce the right of any Reg Rights Indemnified Person to indemnity hereunder for all Damages they may incur arising out of or resulting from the Third-Party Reg Rights Claim, to the extent such Damages are indemnifiable hereunder. As used in this Section 1.6(c)(iv), the term “settlement” refers to any consensual resolution of the claim in question, including by consent decree or by permitting any judgment or other resolution of a claim to occur without disputing the same, and the term “settle” has a corresponding meaning.
Section 1.7    Free Writing Prospectuses. Except for a Prospectus relating to Registrable Securities included in a Registration Statement, an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) prepared by the Company or other materials prepared by Company, each Investor represents and agrees that it (a) will not make any offer relating to the Registrable Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a Free Writing Prospectus, and (b) will not distribute any written materials in connection with the offer or sale pursuant to a Registration Statement of Registrable Securities, in each case, without the prior written consent of the Company.
Section 1.8    Information from and Obligations of each Investor. The Company’s obligation to include the Investor’s Registrable Securities in any Registration Statement or Prospectus is contingent upon each of the Investors:
(a)    furnishing to the Company in writing information with respect to its ownership of Registrable Securities and the intended method of disposition of its Registrable Securities as may be required by the Company and as required by Law for use in connection with a Registration Statement or Prospectus (or any amendment or supplement thereto) and all information required to be disclosed in order to make the information the Investor previously furnished to the Company not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to the Investor necessary in order to make the statements therein not misleading;
(b)    complying in all material respects with (i) the Securities Act and the Exchange Act, (ii) all applicable state securities Laws, (iii) the rules of any securities exchange or trading market on which the Ordinary Shares or Ordinary Shares represented by ADSs are listed or traded, and (iv) all other applicable regulations, in each case, in connection with, and only to the extent applicable to, the registration and the disposition of Registrable Securities by the Investor;
(c)    following its actual knowledge thereof, notifying the Company of the occurrence of any event that makes any statement made in a Registration Statement, Prospectus, issuer free writing prospectus or other Free Writing Prospectus regarding the Investor untrue in any material respect or that requires the making of any changes in a Registration Statement,

Prospectus, issuer free writing prospectus or other Free Writing Prospectus so that, in such regard, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading; provided, however, that such Investor shall not be required to notify the Company of any disposition of securities pursuant to any such Registration Statement or Prospectus;
(d)    providing the Company with such information related to the Investor as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such Prospectus or Free Writing Prospectus;
(e)    using commercially reasonable efforts to cooperate with the Company in preparing the applicable Registration Statement and any related Prospectus; and
(f)    furnishing the Company with all information required to be included in such Registration Statement or Prospectus by applicable securities Laws in connection with the disposition of such Registrable Securities as the Company reasonably requests.
Section 1.9    Rule 144 Reporting.
(a)    With a view to making available to each Investor the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to make and keep available adequate current public information, as defined in Rule 144(c), including all periodic and annual reports and other documents (other than Form 6-K reports) required of the Company under Sections 13 or 15(d) of the Exchange Act, and so long as an Investor beneficially owns any Registrable Securities or securities convertible into or exercisable for Registrable Securities, furnish to the Investor forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any Registrable Securities without registration.
(b)    For the avoidance of doubt, each Investor may sell any Registrable Securities in compliance with Rule 144, regardless of whether a Registration Statement has been filed with the SEC or is effective. The Company agrees to (i) make and keep public information available as those terms are understood and defined in Rule 144, (ii) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, and (iii) so long as an Investor owns any Registrable Securities, furnish to such Investor upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act.
Section 1.10    Termination of Registration Rights. Notwithstanding anything to the contrary contained herein and subject to Section 1.11, the registration rights granted under this Article I terminate and are of no further force and effect (other than Section 1.2 and Section 1.6), on the date on which there cease to be any Registrable Securities.

Section 1.11    Transfer of Registration Rights. Each Investor shall have the right to Transfer to any Person (such Person, a “Transferee Investor”), directly or indirectly, by written agreement, all of its related rights and obligations granted under this Article I in connection with a Transfer of all of its Registrable Securities to such Person; provided, that in the case of Transfers to limited partners, members or Affiliates of an Investor, such Investor shall have the right to transfer its related rights and obligations under this Article I in connection with the Transfer of all or any portion of its Registrable Securities. Such Transferee Investor shall, following such Transfer, become responsible for all obligations applicable to the Investor under this Article I with respect to the Registrable Securities Transferred to such Transferee Investor.
ARTICLE II
TERMINATION
Section 2.1    Termination. This Agreement shall terminate upon the earlier of (i) the time when there are no Registrable Securities outstanding, (ii) the time when all of the Registrable Securities (a) are freely transferable under Rule 144 and the securities laws of any other applicable jurisdiction without limitation, or any volume, manner-of-sale or other restrictions or conditions, without registration and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c) (or any similar rule then in force), as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Company’s transfer agent and the Investor, and (B) do not and/or shall not when issued bear a restrictive legend relating to the Securities Act or the securities laws of any other applicable jurisdiction or a restricted CUSIP, and (iii) the mutual written agreement of each Investor and the Company.
Section 2.2    Effect of Termination; Survival. In the event of any termination of this Agreement pursuant to Section 2.1, this Agreement shall be terminated, and there shall be no further liability or obligation hereunder on the part of any Party, other than Section 1.6, Section 1.9, this Section 2.2 and Article III, which provisions shall survive such termination; provided, however, that nothing contained in this Agreement (including this Section 2.2) shall relieve a Party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement to the extent occurring prior to such termination.
ARTICLE III
GENERAL PROVISIONS
Section 3.1    No Confidential Information. In no event shall the Company or its Representatives provide any non-public records, books, Contracts, instruments, computer data or other data or information concerning the Company or its subsidiaries to an Investor unless the Investor has agreed to accept such information in writing beforehand.
Section 3.2    Fees and Expenses. All expenses incurred by the Parties in connection with the negotiation, execution and delivery of this Agreement will be borne solely and entirely by the Party incurring such expenses.

Section 3.3    Notices. Except as may otherwise be provided herein, all notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be conclusively deemed to have been duly given when sent by electronic mail to the address set forth below if sent between 8:00 am and 5:00 pm recipient’s local time on a Business Day, or on the next Business Day if sent by electronic mail other than between 8:00 am and 5:00 pm recipient’s local time.
If to the Company, addressed to it at:
Sequans Communications S.A.
15-55 boulevard Charles de Gaulle
Les Portes de la Défense
92700 Colombes
Republic of France
Email: deborah@sequans.com
Attention: Chief Financial Officer
With a copy (which shall not constitute notice) to:
Lowenstein Sandler LLP
1251 Avenue of the Americas, 18th Floor
New York, New York 10020
Attention:    Steven E. Siesser, Esq.
Brooke A. Gillar, Esq.
Email:    ssiesser@lowenstein.com;
bgillar@lowenstein.com
and
ARCHERS (AARPI)
28 rue Dumont d’Urville 75116
Paris, France
Attention:     Véronique Gedeon
Mark Richardson
Email:     mrichardson@archers.fr;
vgedeon@archers.fr
If to the Investor, addressed to it at: to such address or addresses set forth on the signature page hereto.
Section 3.4    Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
“Action” means any litigation, suit, claim, action, proceeding, arbitration, mediation, hearing, inquiry or investigation (in each case, whether civil, criminal or investigative).

“Affiliate” of a specified Person means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise; provided that no portfolio company of an Investor shall be deemed to be an “Affiliate” of the Investor.
“American Depositary Shares” or “ADSs” means those certain American Depositary Shares issued pursuant to a deposit agreement by and among the Company, Bank of New York Mellon (or any successor thereto), as depositary, and the owners and holders of American Depositary Shares, as such agreement may from time to time be amended.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“ASR Eligible” means the Company meets or is deemed to meet the eligibility requirements to file an ASRS as set forth in the General Instruction to Form F-3 or Form S-3, as applicable.
“ASRS” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.
“Board” or “Board of Directors” means the board of directors of the Company, or any duly authorized committee thereof.
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, a legal holiday in the Republic of France or any day on which banking institutions in the State of New York or in the Republic of France are authorized or required by law or other governmental action to close.
“Common Warrant” has the meaning set forth in recitals to this Agreement.
“Common Warrant Shares” has the meaning set forth in recitals to this Agreement.
“Company” has the meaning set forth in the preamble to this Agreement.
“Company Registration Rights Indemnitee” has the meaning set forth in Section 1.6(a)(ii).
“Contract” means any oral or written binding contract, subcontract, agreement, note, bond, mortgage, indenture, lease, sublease, license, sublicense, permit, franchise or other instrument, obligation, commitment or arrangement or understanding of any kind or character.
“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise.
“controlling person” has the meaning set forth in Section 1.6(a)(i).
“Damages” means any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities, judgments, and reasonable and documented out-of-pocket expenses incurred or paid, including reasonable attorneys’ fees, costs of investigation or settlement, other professionals’ and experts’ fees, court or arbitration costs.
“Disclosure Package” means, with respect to any offering of Registrable Securities, (a) the preliminary Prospectus or Prospectus, as applicable, (b) each Free Writing Prospectus, and (c) all other information, in each case, that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of Registrable Securities at the time of sale of such securities.
“Effectiveness Date” means, with respect to the Transaction Shelf Registration Statement, no later than the 60th calendar day following the Filing Date (or, in the event of a “full review” by the SEC, the 75th calendar day following the Filing Date) and with respect to any additional Registration Statements which may be required pursuant to this Agreement, the 60th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or, in the event of a “full review” by the SEC, the 75th calendar day following the date such additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the SEC that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the 5th Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above.
“Effectiveness Period” has the meaning set forth in Section 1.5.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor regulatory organization.
“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act relating to the Registrable Securities included in the applicable Registration Statement that has been approved for use by the Company.
“Governmental Entity” means any federal, national, foreign, supranational, state, provincial, county, local or other government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction.
“Investor” has the meaning set forth in the preamble to this Agreement.
“Investor Registration Rights Indemnitee” has the meaning set forth in Section 1.6(a)(i).
“issuer free writing prospectus” has the meaning set forth in Section 1.7.
“Law” any U.S. or non-U.S. federal, state, local, national, supranational, foreign or administrative law (including common law), statute, ordinance, regulation, requirement, regulatory interpretation, rule, code or Order.
“Notice of Reg Rights Claim” has the meaning set forth in Section 1.6(b)(i).

“Notice of Suspension” has the meaning set forth in Section 1.3(a).
“Order” means any order (temporary or otherwise), judgment, injunction, award, decision, determination, stipulation, ruling, subpoena, writ, decree or verdict entered by or with any Governmental Entity.
“Ordinary Shares” means ordinary shares, nominal value €0.01 per share, of the Company.
“Party” and “Parties” have the meanings set forth in the preamble to this Agreement.
“Person” means an individual, company, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.
“Pre-Funded Warrant” has the meaning set forth in recitals to this Agreement.
“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference, or deemed to be incorporated by reference, into such prospectus.
“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.
“Reg Rights Claim” has the meaning set forth in Section 1.6(b)(i).
“Reg Rights Indemnified Person” has the meaning set forth in Section 1.6(b)(i).
“Reg Rights Indemnifying Person” has the meaning set forth in Section 1.6(b)(i).
“Registrable Securities” means (i) the Shares, (ii) the Warrant Shares, (iii) the Common Warrant Shares and (iv) any Ordinary Shares or Ordinary Shares represented by ADSs issued (or issuable upon the conversion or exercise of any warrant, right or other security that is issued) as a result of any stock split, recapitalization, exchange, dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares, the Warrant Shares, and/or the Common Warrant Shares; provided, that a security will cease to be a Registrable Security on the earliest to occur of (a) the date such Registrable Security has been resold by such Investor pursuant to a Registration Statement or Rule 144 or (b) upon the date such Registrable Security becomes eligible for resale by such Investor under Rule 144 without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.
“Registration Expenses” means (whether or not any Registration Statement is declared effective or any of the transactions described herein is consummated) all expenses incurred by the Company in filing a Registration Statement, including, all registration and filing fees, fees and disbursements of counsel for the Company, SEC or FINRA registration and filing fees, all applicable ratings agency fees, expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, fees and expenses of compliance with securities or “blue sky” Laws, costs of any comfort letters required by any underwriter, listing fees, printing, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, the Company’s internal expenses, the expense of any annual audit or quarterly review, the expenses and fees for listing the securities to be registered on the New York Stock Exchange or any other securities exchange, roadshow expenses, all other expenses incident to the registration of the Registrable Securities; provided, that the term “Registration Expenses” does not include, and the Company shall not be responsible for, Selling Expenses.
“Registration Statement” means a registration statement of the Company on an appropriate form under the Securities Act filed with the SEC covering the resale of Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.
“Representatives” means a Person’s officers, directors, employees, accountants, consultants, legal counsel, investment bankers, other advisors, authorized agents and other representatives.
“Rule 144” means Rule 144 under the Securities Act or any replacement or successor rule promulgated under the Securities Act.
“Rule 415” means Rule 415 under the Securities Act or any replacement or successor rule promulgated under the Securities Act.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“Selling Expenses” means, in connection with the registration or offering and sale of the Registrable Securities, (a) all underwriting fees, discounts and selling commissions fees, (b) stock transfer taxes applicable to the sale of the Registrable Securities, and (c) fees and expenses of any counsel to the Investors other than the counsel referred to in the definition of Registration Expenses.
“settlement” and “settle” have the meanings set forth in Section 1.6(c)(iv).
“Shares” has the meaning set forth in the recitals to this Agreement.
“Shelf Registration Statement” means a registration statement filed with the SEC for the sale of Registrable Securities pursuant to Rule 415 under the Securities Act.
“Suspension Period” has the meaning set forth in Section 1.3(a).
“Third-Party Reg Rights Claim” has the meaning set forth in Section 1.6(b)(ii).

“Transaction Documents” means collectively, this Agreement, the Purchase Agreement and the other documents and agreements entered into in connection with the transactions contemplated hereby and thereby.
“Transaction Shelf Registration Statement” has the meaning set forth in Section 1.1(a).
“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any securities.
“Transferee Investor” shall have the meaning set forth in Section 1.11.
“Warrant Shares” shall have the meaning set forth in the recitals to this Agreement.
Section 3.5    Interpretation; Headings. When a reference is made in this Agreement to an Exhibit, a Schedule or a Section, such reference shall be to an Exhibit, a Schedule or a Section of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its successors and permitted assigns. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References to “days” shall mean “calendar days” unless expressly stated otherwise. No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. It is the intent of the Parties that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified.

Section 3.6    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by the Purchase Agreement and this Agreement are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that such transactions be consummated as originally contemplated to the fullest extent possible.
Section 3.7    Entire Agreement; Amendments. The Transaction Documents (including the schedules and exhibits hereto and thereto) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
Section 3.8    Assignment; No Third Party Beneficiaries. Except as expressly provided herein, including, without limitation, the transfer of rights and obligations as set forth in Section 1.11, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party, in whole or in part (whether pursuant to a merger, by operation of law or otherwise), without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed). Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 3.9    Further Assurances. Each Party shall cooperate, take such actions, enter into such agreements (including customary indemnification and contribution agreements) and execute such documents as may be reasonably requested by any other Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby; provided, however, that no Party shall be obligated to take any actions or omit to take any actions that would be inconsistent with applicable Law.
Section 3.10    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York. The Parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America, in each case located in the County of New York, for any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates). Consistent with the preceding sentence, each of the Parties hereby (a) submits to the exclusive jurisdiction of such courts for the purpose of any Action arising out of or relating to this Agreement brought by either Party, (b) agrees that service of process will be validly effected by sending notice in accordance with Section 3.3, (c) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts, and (d) agrees not to move to transfer any such Action to a court other than any of the above-named courts.
(b)    EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.10.
(c)    The Company agrees that service to the Process Agent (as defined below) or as otherwise specified in Section 3.3 shall be valid and sufficient service, and the Company waives any objections to such service. The Company hereby irrevocably designates GKL Corporate/Search, Inc., One Capitol Mall, Suite 660, Sacramento, California 95814 (the “Process Agent”), as the designee, appointee and agent of the Company to receive, for and on behalf of the Company, service of process for the purposes of this Section 3.10. The Company irrevocably waives any requirements for service abroad of process or other documents, including under the Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil or Commercial Matters. The Company agrees that service of process in respect of it upon the Process Agent shall be deemed to be effective service of process upon it. The Company agrees that the failure of the Process Agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any Action based thereon. If for any reason the Process Agent shall cease to be available to act as such, the Company agrees to irrevocably appoint another such agent as its authorized agent for service of process, on the terms and for the purposes of this Section 3.10. Nothing herein shall in any way be deemed to limit the ability of the Investor to serve any such legal process in any other manner permitted by applicable Law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against them in such other jurisdiction, and in such matter, as may be permitted by applicable Law
Section 3.11    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) in counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
Section 3.12    Specific Performance. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that, in the event of any breach or threatened breach by the other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to (a) an Order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each Party further agrees that neither the other Party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 3.12, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
Section 3.13    Waiver. Any Party entitled to the benefits thereof may, to the extent permitted by Law (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein, and (c) waive compliance with any of the covenants, agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder.
Section 3.14    Recapitalization, Exchanges, etc.
(a)    The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares or other securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, stock splits, recapitalizations, pro rata distributions of stock and the like occurring after the date of this Agreement.
(b)    The Company agrees that it shall not effect or permit to occur any combination or subdivision of Ordinary Shares or other securities constituting Registrable Securities which would adversely affect the ability of the Investors to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.
Section 3.15    Obligations Limited to Parties to this Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Investors (and their transferees or assignees) and the Company shall have any obligation hereunder and that notwithstanding that an Investor is a limited partnership, limited liability company or other entity, no recourse under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of the Investor or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of the Investor or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of any of the foregoing, as such, for any obligations of the Investor under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

SEQUANS COMMUNICATIONS SA

By:
Name: Georges Karam
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

INVESTOR

by:

By:
Name:
Duly authorized

EXHIBIT B
FORM OF SUBSCRIPTION FORM

[Purchaser’s letterhead]

SUBSCRIPTION FORM
In connection with the proposed offering of (a) ordinary shares represented by ADSs and/or pre-funded warrants, each such warrant to purchase ten ordinary shares represented by one ADS1, and (b) accompanying common warrants, each such warrant to purchase ten ordinary shares represented by one ADS2 or one pre-funded warrant, by Sequans Communications S.A. (the “Company”) in the context of a capital increase without preferential subscription rights for existing shareholders reserved to specific categories of investors in accordance with the provisions of the 15th resolution of the Company’s extraordinary general shareholders’ meeting held on June 30, 2025 (the “Shareholders Meeting”) (the “Offering”),
I, the undersigned, _______________, a __________ company incorporated under the laws of _________ with a share capital of ______________, whose registered office is at ________________________________, registered at ______________ under number ______________, represented by ________________, in his/her capacity as ________________________, duly authorized for the purposes hereof;
Pursuant to the fifteenth resolution of the Shareholders Meeting and the decisions of the Board of Directors dated June 15th, 2025 to waive the said preferential subscription rights in favor of a list of beneficiaries falling under the specific categories of investors provided in the fifteenth resolution, in respect of _________________ new ordinary shares and subject to the Board of Directors or the Chief Executive Officer’s decision to be dated on or about June 30th, 2025 to proceed with the Offering; and
After having reviewed the Company's bylaws and the terms and conditions of the ordinary shares issuance, the pre-funded warrants issuance and the common warrants issuance approved by the Shareholders Meeting hereby declare:
-    To subscribe for _________________________ (_______________) new ordinary shares _________________at a price of USD_________________ per share;
-    [To subscribe for _________________________ (_______________) pre-funded warrants _________________at a subscription price of USD_________________ per warrant;]3
-    To subscribe for _________________________ (_______________) common warrants _________________at a subscription price of USD_________________ per warrant;
-    To pay up the entire subscription price for the ordinary shares, i.e. the sum of __________________ (USD_________), today, in full by cash payment into the account ”augmentation de capital” opened for this purpose in the name of the Company with the bank Société Générale, the account details of which are as follows:
[Bank account details of the account “augmentation de capital” to be provided by the Company];
1 Please note that pre-funded warrants would have to be exercised in integral multiples of 10 as 10 ordinary shares are represented by 1 ADS.
2 Please note that common warrants would have to be exercised in integral multiples of 10 as 10 ordinary shares are represented by 1 ADS.
3 To be deleted if purchaser does not subscribe for pre-funded warrants

-    [To pay up the entire subscription price for the pre-funded warrants, i.e. the sum of __________________ (USD________ ), today, in full by cash payment into the dedicated bank account opened in the books of BNP Paribas, in the name of the Company, the account details of which are as follows:
Bank account details of the account at BNP Paribas to be provided by the Company];3
-    To pay up the entire subscription price for the common warrants, i.e. the sum of __________________ (USD________ ), within 90 days of the date hereof, in full by cash payment into the dedicated bank account opened in the books of BNP Paribas, in the name of the Company, the account details of which are as follows:
[Bank account details of the account at BNP Paribas to be provided by the Company]
hereby provide:
the Bank account from which the aggregate subscription price will be wired:
[●]
the Securities account to which the ADSs representing the ordinary shares will be credited:
[●]
the Securities account to which the warrants will be credited:
[●]
Aggregate subscription price for the ordinary shares: [●]
[Aggregate subscription price for the pre-funded warrants: [●]]3
Aggregate subscription price for the common warrants: [●]
Number of ordinary shares subscribed: [●]
[Number of pre-funded warrants subscribed: [●]]3
Number of common warrants subscribed: [●]
[Please insert the following in case of execution of the Agreement by a management company on behalf of investment funds:
Name(s) of the investors represented by the Purchaser and number of new ordinary shares, pre-funded warrants and common warrants subscribed for by each of them:
_____________________________ for ____________ new ordinary shares, ____________ pre-funded warrants and ____________ common warrants
_____________________________ for ____________ new ordinary shares, ____________ pre-funded warrants and ____________ common warrants
_____________________________ for ____________ new ordinary shares, ____________ pre-funded warrants and ____________ common warrants]4
4 To be deleted if purchaser is not a management company subscribing on behalf of investment funds

[The signature of the subscriber must be preceded by the handwritten words "Good for subscription of_________________ (____________) new ordinary shares" in letters and numbers.]
At _______________, dated on _____________________
In two copies, one of which has remained in my possession
(Signatures)

EXHIBIT C
SUMMARY OF RISKS
Certain factors may have a material adverse effect on the business, financial condition and results of operations of the Company and your proposed investment in the Company. The risks and uncertainties described below are not the only ones that the Company faces. Additional risks that the Company are unaware of, or that the Company currently believes are not material, may also become important factors that materially adversely affect the Company. If any of the risk factors discussed in the SEC Documents or any of the following risks actually occur, the business, financial condition, results of operation, and future prospects of the Company could be adversely affected, the trading price of the ADSs could decline, and you could lose all or part of your investment.
Risks Related to the Issuer’s Business and Bitcoin Strategy and Holdings
The Company’s financial results and the market price of the ADSs may be affected by the prices of Bitcoin.
Investing in Bitcoin will expose the Company to certain risks associated with Bitcoin, such as price volatility, limited liquidity and trading volumes, relative anonymity, potential susceptibility to market abuse and manipulation, theft, compliance and internal control failures at exchanges and other risks inherent in its electronic, virtual form and decentralized network.
The Company will have broad discretion in how it executes its Bitcoin strategy, including the timing of purchases and sale of Bitcoin and Bitcoin-related products. The Company may not execute its strategy effectively, which could affect its results of operations and cause its stock price to decline. We are continually examining the risks and rewards of our strategy to acquire and hold Bitcoin. This strategy has not been tested over an extended period of time or under different market conditions.
A significant decrease in the market value of the Company’s Bitcoin holdings could adversely affect its ability to satisfy its financial obligations under the Convertible Debt Financing and any subsequent debt financings.
Unrealized fair value gains on its Bitcoin holdings could cause the Company to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022.
Bitcoin is a highly volatile asset, and fluctuations in the price of Bitcoin are likely to influence the Company’s financial results and the market price of the ADSs.
Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

The availability of spot exchange-traded products (“ETPs”) for Bitcoin and other digital assets may adversely affect the market price of its listed securities. Although we are an operating company, and we believe we offer a different value proposition than a Bitcoin investment vehicle such as a spot Bitcoin ETP, investors may nevertheless view our ADSs as an alternative to an investment in an ETP, and choose to purchase shares of a spot Bitcoin ETP instead of our ADSs. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to Bitcoin that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours.
The Company’s Bitcoin strategy may subject it to enhanced regulatory oversight. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of Bitcoin or the ability of individuals or institutions such as us to own or transfer Bitcoin. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of Bitcoin or the ability of individuals or institutions such as us to own or transfer Bitcoin.
Bitcoin trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many Bitcoin trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in Bitcoin trading venues, including prominent exchanges that handle a significant volume of Bitcoin trading and/or are subject to regulatory oversight, in the event one or more Bitcoin trading venues cease or pause for a prolonged period the trading of Bitcoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.
The concentration of Bitcoin holdings may enhance the risks inherent in the Company’s Bitcoin strategy.
The Company’s Bitcoin holdings will be less liquid than existing cash and cash equivalents and may not be able to serve as a source of liquidity for it to the same extent as cash and cash equivalents.
If the Company or any third-party service providers it utilizes to execute its Bitcoin strategy experience a security breach, technological failure, or cyber-attack and unauthorized parties obtain access to its Bitcoin assets, the Company may lose some or all of its Bitcoin assets and its financial condition and results of operations could be materially adversely affected.

The Company will face risks relating to the custody of its Bitcoin at third party custodians, including the loss or destruction of private keys required to access its Bitcoin and cyberattacks or other data loss relating to its Bitcoin. Furthermore, if our custodially-held Bitcoin were considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such Bitcoin, or delaying or hindering our access to our bitcoin holdings, and this may ultimately result in the loss of the value related to some or all of such Bitcoin, which could have a material adverse effect on our financial condition as well as the market price of our listed securities
While senior SEC officials have stated their view that Bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the Investment Company Act of 1940, which would subject us to significant additional regulatory controls that could have a material adverse effect on our ability to execute on our Bitcoin strategy, and our business and operations and may also require us to substantially change the manner in which we conduct our business.
The Company’s Bitcoin strategy exposes it to risk of non-performance by counterparties. A series of high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry in recent years have highlighted the counterparty risks applicable to owning and transacting in digital assets. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of Bitcoin, limit the availability to us of financing collateralized by bitcoin, or create or expose additional counterparty risks.
Risks Related to the Transaction and the Debentures
The Company intends to use the net proceeds from this offering to purchase Bitcoin, the price of which has been, and will likely continue to be, highly volatile.
The Company will have broad discretion in the use of the net proceeds from this offering and investors will not have the opportunity as of this process to assess whether the net proceeds are being used in a manner of which you approve.
The Company’s indebtedness and future indebtedness could affect its financial condition and prevent it from fulfilling its obligations under the Debentures.
The Company’s ability to generate sufficient cash flows to satisfy its debt obligations, or to refinance its indebtedness on commercially reasonable terms or at all, could materially and adversely affect its financial position and results of operations and its ability to satisfy its obligations under the Debentures.
The Debentures may contain terms which restrict the Company’s business operations and reduces its access to capital.

A lowering or withdrawal of ratings assigned to the Company’s debt securities by rating agencies, if any, may increase the Company’s future borrowing costs and reduce its access to capital.
The Debentures will be secured by Bitcoin, which could become a significant portion of the assets of the Company. As a result of these security interests, such assets would be available to satisfy claims of the Company’s general creditors or to holders of the Company’s equity securities if the Company were to become insolvent only to the extent the value of such assets exceeded the amount of the Company’s secured indebtedness and other obligations. In addition, the existence of these security interests may adversely affect the Company’s financial flexibility.
The Company may not have the ability to raise the funds necessary to repurchase the Debentures or to repay the Debentures in cash at their maturity, and the Company’s future debt may contain limitations on its ability to pay cash upon conversion, redemption, or repurchase of the Debentures.
The conversion rate of the Debentures may not be adjusted for all dilutive events that may occur.
Conversion or redemption may adversely affect the return on the Debentures.
The accounting method for convertible debt securities that may be settled in cash, including the Debentures, may have a material affect on the Company’s financial results.
The market price of the ADSs, which may fluctuate significantly, may directly affect the value of the Debentures.
Holders of the Debentures will not be entitled to any rights with respect to the ADSs, but will be subject to changes made with respect to the ADSs.
The Debentures are convertible into the Company’s ADSs and therefore holders of the Debentures will be subject to all of the risks associated with holding ADSs.

EXHIBIT D
TERMS AND CONDITIONS OF THE PRE-FUNDED WARRANTS

EXHIBIT E
TERMS AND CONDITIONS OF THE COMMON WARRANTS